                                            As filed pursuant to Rule 424(b)(3)
                                            under the Securities Act of
                                            1933 Registration No.
                                            333-103504



                            (POLARIS CHOICE II LOGO)

                                   PROSPECTUS

                                  MAY 3, 2004

Please read this prospectus            FLEXIBLE PAYMENT DEFERRED ANNUITY CONTRACTS
carefully before investing and             issued by
keep it for future reference.          AIG SUNAMERICA LIFE ASSURANCE COMPANY
It contains important                      in connection with
information about the Polaris          VARIABLE SEPARATE ACCOUNT
Choice(II) Variable Annuity.           The annuity has several investment choices - Variable Portfolios listed below and available fixed account options. The Variable Portfolios are part of the
To learn more about the                Anchor Series Trust ("AST"), SunAmerica Series Trust ("SAST"), American Funds
annuity offered by this                Insurance Series ("AFIS"), Lord Abbett Series Fund, Inc. ("LASF"), Nations
prospectus, you can obtain a           Separate Account Trust ("NSAT") and Van Kampen Life Investment Trust ("VKT").
copy of the Statement of
Additional Information ("SAI")         STOCKS:
dated May 3, 2004. The SAI has             MANAGED BY AIG SUNAMERICA ASSET MANAGEMENT CORP.
been filed with the Securities               - Aggressive Growth Portfolio                                         SAST
and Exchange Commission                      - Blue Chip Growth Portfolio                                          SAST
("SEC") and is incorporated by               - "Dogs" of Wall Street Portfolio*                                    SAST
reference into this                          - Growth Opportunities Portfolio                                      SAST
prospectus. The Table of                   MANAGED BY ALLIANCEBERNSTEIN
Contents of the SAI appears in               - Small & Mid Cap Value Portfolio                                     SAST
this prospectus. For a free                MANAGED BY ALLIANCE CAPITAL MANAGEMENT L.P.
copy of the SAI, call us at                  - Alliance Growth Portfolio                                           SAST
(800) 445-SUN2 or write to us                - Global Equities Portfolio                                           SAST
at our Annuity Service Center,               - Growth & Income Portfolio                                           SAST
P.O. Box 54299, Los Angeles,               MANAGED BY CAPITAL RESEARCH AND MANAGEMENT COMPANY
California 90054-0299.                       - American Funds Global Growth Portfolio                              AFIS
                                             - American Funds Growth Portfolio                                     AFIS
In addition, the SEC maintains               - American Funds Growth-Income Portfolio                              AFIS
a website (http://www.sec.gov)             MANAGED BY DAVIS ADVISORS
that contains the SAI,                       - Davis Venture Value Portfolio                                       SAST
materials incorporated by                    - Real Estate Portfolio                                               SAST
reference and other                        MANAGED BY FEDERATED EQUITY MANAGEMENT COMPANY
information filed                            - Federated American Leaders Portfolio*                               SAST
electronically with the SEC by             MANAGED BY GOLDMAN SACHS ASSET MANAGEMENT, L.P.
AIG SunAmerica Life Assurance                - Goldman Sachs Research Portfolio                                    SAST
Company.                                   MANAGED BY LORD, ABBETT & CO.
                                             - Lord Abbett Series Fund Growth and Income Portfolio                 LASF
ANNUITIES INVOLVE RISKS,                   MANAGED BY MARSICO CAPITAL MANAGEMENT, LLC
INCLUDING POSSIBLE LOSS OF                   - Nations Marsico Focused Equities Portfolio                          NSAT
PRINCIPAL, AND ARE NOT A                   MANAGED BY MASSACHUSETTS FINANCIAL SERVICES COMPANY
DEPOSIT OR OBLIGATION OF, OR                 - MFS Massachusetts Investors Trust Portfolio                         SAST
GUARANTEED OR ENDORSED BY, ANY               - MFS Mid-Cap Growth Portfolio                                        SAST
BANK. THEY ARE NOT FEDERALLY               MANAGED BY PUTNAM INVESTMENT MANAGEMENT, LLC
INSURED BY THE FEDERAL DEPOSIT               - Emerging Markets Portfolio                                          SAST
INSURANCE CORPORATION, THE                   - International Growth & Income Portfolio                             SAST
FEDERAL RESERVE BOARD OR ANY                 - Putnam Growth: Voyager Portfolio                                    SAST
OTHER AGENCY.                              MANAGED BY TEMPLETON INVESTMENT COUNSEL, LLC
                                             - Foreign Value Portfolio                                             SAST
                                           MANAGED BY VAN KAMPEN/VAN KAMPEN ASSET MANAGEMENT
                                             - International Diversified Equities Portfolio                        SAST
                                             - Technology Portfolio                                                SAST
                                             - Van Kampen LIT Comstock Portfolio, Class II Shares*                  VKT
                                             - Van Kampen LIT Emerging Growth Portfolio, Class II Shares            VKT
                                             - Van Kampen LIT Growth and Income Portfolio, Class II Shares          VKT
                                           MANAGED BY WELLINGTON MANAGEMENT COMPANY, LLP
                                             - Capital Appreciation Portfolio                                       AST
                                             - Growth Portfolio                                                     AST
                                             - Natural Resources Portfolio                                          AST
                                       BALANCED:
                                           MANAGED BY AIG SUNAMERICA ASSET MANAGEMENT CORP.
                                             - SunAmerica Balanced Portfolio                                       SAST
                                           MANAGED BY MASSACHUSETTS FINANCIAL SERVICES COMPANY
                                             - MFS Total Return Portfolio                                          SAST
                                           MANAGED BY WM ADVISORS, INC.
                                             - Asset Allocation Portfolio                                           AST
                                       BONDS:
                                           MANAGED BY AIG SUNAMERICA ASSET MANAGEMENT CORP.
                                             - High-Yield Bond Portfolio                                           SAST
                                           MANAGED BY FEDERATED INVESTMENT MANAGEMENT COMPANY
                                             - Corporate Bond Portfolio                                            SAST
                                           MANAGED BY GOLDMAN SACHS ASSET MANAGEMENT INTERNATIONAL
                                             - Global Bond Portfolio                                               SAST
                                           MANAGED BY MACKAY SHIELDS LLC
                                             - Nations High Yield Bond Portfolio                                   NSAT
                                           MANAGED BY WELLINGTON MANAGEMENT COMPANY, LLP
                                             - Government & Quality Bond Portfolio                                  AST
                                       CASH:
                                           MANAGED BY BANC OF AMERICA CAPITAL MANAGEMENT, LLC
                                             - Cash Management Portfolio                                           SAST
                                       * "Dogs of Wall Street" Portfolio is an equity fund seeking total return;
                                       Federated American Leaders Portfolio is an equity fund seeking growth of capital and income; and Van Kampen LIT Comstock Portfolio is an equity fund, seeking capital growth and income.

  THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION, NOR HAS THE COMMISSION PASSED UPON THE ACCURACY OR
     ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS
                              A CRIMINAL OFFENSE.

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                INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE
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AIG SunAmerica Life's Annual Report on Form 10-K for the year ended December 31, 2003, file no. 033-47472 is incorporated herein by reference.

All documents or reports filed by AIG SunAmerica Life under Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act") after the effective date of this prospectus are also incorporated by reference. Statements contained in this prospectus and subsequently filed documents which are incorporated by reference or deemed to be incorporated by reference are deemed to modify or supercede documents incorporated by reference.

AIG SunAmerica Life files its Exchange Act documents and reports, including its annual and quarterly reports on Form 10-K and Form 10-Q, electronically pursuant to EDGAR under CIK No. 0000006342.

AIG SunAmerica Life is subject to the informational requirements of the Securities and Exchange Act of 1934 (as amended). We file reports and other information with the SEC to meet those requirements. You can inspect and copy this information at SEC public facilities at the following locations:

WASHINGTON, DISTRICT OF COLUMBIA
450 Fifth Street, N.W., Room 1024
Washington, D.C. 20549

CHICAGO, ILLINOIS
500 West Madison Street
Chicago, IL 60661

NEW YORK, NEW YORK
233 Broadway
New York, NY 10279

To obtain copies by mail contact the Washington, D.C. location. After you pay the fees as prescribed by the rules and regulations of the SEC, the required documents are mailed.

Registration statements under the Securities Act of 1933, as amended, related to the contracts offered by this prospectus are on file with the SEC. This prospectus does not contain all of the information contained in the registration statements and exhibits. For further information regarding the separate account, AIG SunAmerica Life and its general account, the Variable Portfolios and the contract, please refer to the registration statements and exhibits.

The SEC also maintains a website (http://www.sec.gov) that contains the SAI, materials incorporated by reference and other information filed electronically with the SEC by AIG SunAmerica Life.

AIG SunAmerica Life will provide without charge to each person to whom this prospectus is delivered, upon written or oral request, a copy of the above documents incorporated by reference. Requests for these documents should be directed to AIG SunAmerica Life's Annuity Service Center, as follows:
       AIG SunAmerica Life Assurance Company
       Annuity Service Center
       P.O. Box 54299
       Los Angeles, California 90054-0299
       Telephone Number: (800) 445-SUN2

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         SECURITIES AND EXCHANGE COMMISSION POSITION ON INDEMNIFICATION
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Indemnification for liabilities arising under the Securities Act of 1933 (the "1933 Act") is provided to AIG SunAmerica Life's officers, directors and controlling persons. The SEC has advised that it believes such indemnification is against public policy under the Act and unenforceable. If a claim for indemnification against such liabilities (other than for AIG SunAmerica Life's payment of expenses incurred or paid by its directors, officers or controlling persons in the successful defense of any legal action) is asserted by a director, officer or controlling person of AIG SunAmerica Life in connection with the securities registered under this prospectus, AIG SunAmerica Life will submit to a court with jurisdiction to determine whether the indemnification is against public policy under the Act. AIG SunAmerica Life will be governed by final judgment of the issue. However, if in the opinion of AIG SunAmerica Life's counsel, this issue has been determined by controlling precedent, AIG SunAmerica Life will not submit the issue to a court for determination.

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                            TABLE OF CONTENTS
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 INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE...................     2
 SECURITIES AND EXCHANGE COMMISSION POSITION ON
    INDEMNIFICATION................................................     2
 GLOSSARY..........................................................     3
 HIGHLIGHTS........................................................     4
 FEE TABLES........................................................     5
       Owner Transaction Expenses..................................     5
       Optional Capital Protector Fee..............................     5
       Optional Polaris Income Rewards Fee.........................     5
       Contract Maintenance Fee....................................     5
       Annual Separate Account Expenses............................     5
       Optional Enhanced Death Benefit Fee.........................     5
       Optional EstatePlus Fee.....................................     5
       Portfolio Expenses..........................................     5
 EXAMPLES..........................................................     6
 THE POLARIS CHOICE(II) VARIABLE ANNUITY...........................     7
 PURCHASING A POLARIS CHOICE(II) VARIABLE ANNUITY..................     7
       Allocation of Purchase Payments.............................     8
       Accumulation Units..........................................     8
       Free Look...................................................     8
 INVESTMENT OPTIONS................................................     9
       Variable Portfolios.........................................     9
           Anchor Series Trust.....................................     9
           SunAmerica Series Trust.................................     9
           American Funds Insurance Series.........................     9
           Lord Abbett Series Fund, Inc. ..........................     9
           Nations Separate Account Trust..........................     9
           Van Kampen Life Investment Trust........................     9
       Fixed Account Options.......................................    10
       Asset Allocation Program....................................    11
       Transfers During the Accumulation Phase.....................    11
       Dollar Cost Averaging Program...............................    12
       Asset Allocation Rebalancing Program........................    13
       Return Plus Program.........................................    13
       Voting Rights...............................................    13
       Substitution................................................    13
 ACCESS TO YOUR MONEY..............................................    14
       Systematic Withdrawal Program...............................    15
       Minimum Contract Value......................................    15
 OPTIONAL LIVING BENEFITS..........................................    15
       Polaris Income Rewards......................................    15
       Capital Protector...........................................    18
 DEATH BENEFIT.....................................................    19
       Standard Death Benefit......................................    20
       Optional Enhanced Death Benefit.............................    20
       Purchase Payment Accumulation Option........................    20
       Maximum Anniversary Option..................................    21
       EstatePlus..................................................    22
       Spousal Continuation........................................    22
 EXPENSES..........................................................    23
       Separate Account Charges....................................    23
       Withdrawal Charges..........................................    23
       Investment Charges..........................................    24
       Contract Maintenance Fee....................................    24
       Transfer Fee................................................    24
       Optional Capital Protector Fee..............................    24
       Optional Polaris Income Rewards Fee.........................    24
       Optional Enhanced Death Benefit Fee.........................    24
       Optional Estate Plus Fee....................................    24
       Premium Tax.................................................    24
       Income Taxes................................................    24
       Reduction or Elimination of Charges and Expenses,
         and Additional Amounts Credited...........................    24
 INCOME OPTIONS....................................................    25
       Annuity Date................................................    25
       Income Options..............................................    25
       Fixed or Variable Income Payments...........................    26
       Income Payments.............................................    26
       Transfers During the Income Phase...........................    26
       Deferment of Payments.......................................    26
 TAXES.............................................................    26
       Annuity Contracts in General................................    26
       Tax Treatment of Distributions - Non-Qualified Contracts....    27
       Tax Treatment of Distributions - Qualified Contracts........    27
       Minimum Distributions.......................................    27
       Tax Treatment of Death Benefits.............................    28
       Contracts Owned by a Trust or Corporation...................    28
       Gifts, Pledges and/or Assignments of a Contract.............    28
       Diversification and Investor Control........................    28
 PERFORMANCE.......................................................    29
 OTHER INFORMATION.................................................    29
       AIG SunAmerica Life.........................................    29
       The Separate Account........................................    29
       The General Account.........................................    29
       Payments in Connection with Distribution of the Contract....    29
       Administration..............................................    30
       Legal Proceedings...........................................    30
       Ownership...................................................    30
       Independent Registered Public Accounting Firm...............    30
       Registration Statement......................................    30
 TABLE OF CONTENTS OF STATEMENT OF ADDITIONAL
    INFORMATION....................................................    31
 APPENDIX A - CONDENSED FINANCIALS.................................   A-1
 APPENDIX B - MARKET VALUE ADJUSTMENT ("MVA")......................   B-1
 APPENDIX C - DEATH BENEFITS FOLLOWING SPOUSAL
    CONTINUATION...................................................   C-1
 APPENDIX D - POLARIS INCOME REWARDS EXAMPLES......................   D-1
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                                 GLOSSARY
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 We have capitalized some of the technical terms used in this prospectus.
 To help you understand these terms, we have defined them in this glossary.
 ACCUMULATION PHASE - The period during which you invest money in your contract.
 ACCUMULATION UNITS - A measurement we use to calculate the value of the variable portion of your contract during the Accumulation Phase.
 ANNUITANT(S) - The person(s) on whose life (lives) we base income payments.
 ANNUITY DATE - The date on which income payments are to begin, as selected by you.
 ANNUITY UNITS - A measurement we use to calculate the amount of income payments you receive from the variable portion of your contract during the Income Phase.
 BENEFICIARY - The person designated to receive any benefits under the contract if you or the Annuitant dies.
 COMPANY - AIG SunAmerica Life Assurance Company, AIG SunAmerica Life,
 we, us, the insurer which issues this contract. Only "AIG SunAmerica
 Life" is a capitalized term in the prospectus.
 INCOME PHASE - The period during which we make income payments to you.
 IRS - The Internal Revenue Service.
 LATEST ANNUITY DATE - Your 95th birthday or 10th contract anniversary, whichever is later.
 NON-QUALIFIED (CONTRACT) - A contract purchased with after-tax dollars.
 In general, these contracts are not under any pension plan, specially sponsored program or individual retirement account ("IRA").
 PURCHASE PAYMENTS - The money you give us to buy the contract, as well as any additional money you give us to invest in the contract after you own it.
 QUALIFIED (CONTRACT) - A contract purchased with pretax dollars. These contracts are generally purchased under a pension plan, specially sponsored program or IRA.
 TRUSTS - Refers to the American Funds Insurance Series, Anchor Series
 Trust, the SunAmerica Series Trust, Lord Abbett Series Fund, Inc.,
 Nations Separate Account Trust and Van Kampen Life Investment Trust
 collectively.

 VARIABLE PORTFOLIO(S) - A sub-account of Variable Separate Account which provides for the variable investment options available under the contract. Each Variable Portfolio has its own investment objective and is invested in the underlying investments of the American Funds
 Insurance Series, the Anchor Series Trust, the SunAmerica Series Trust,
 Lord Abbett Series Fund, Inc., the Nations Separate Account Trust or the
 Van Kampen Life Investment Trust as applicable. The underlying investment portfolios may be referred to as "Underlying Funds."

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                                   HIGHLIGHTS
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The Polaris Choice(II) Variable Annuity is a contract between you and AIG SunAmerica Life. It is designed to help you invest on a tax-deferred basis and meet long-term financial goals. There are minimum Purchase Payment amounts required to purchase a contract. Purchase Payments may be invested in a variety of variable and fixed account options. Like all deferred annuities, the contract has an Accumulation Phase and an Income Phase. During the Accumulation Phase, you invest money in your contract. The Income Phase begins when you start receiving income payments from your annuity to provide for your retirement.

FREE LOOK: You may cancel your contract within 10 days after receiving it (or whatever period is required in your state). You will receive whatever your contract is worth on the day that we receive your request. The amount refunded may be more or less than your original Purchase Payment. We will return your original Purchase Payment if required by law. Please see PURCHASING A POLARIS CHOICE(II) VARIABLE ANNUITY in the prospectus.

EXPENSES: There are fees and charges associated with the contract. Each year, we deduct a $35 contract maintenance fee from your contract, which may be waived for contracts of $50,000 or more. We also deduct separate account charges which equal 1.52% annually of the average daily value of your contract allocated to the Variable Portfolios. There are investment charges on amounts invested in the Variable Portfolios. If you elect optional features available under the contract we may charge additional fees for those features. A separate withdrawal charge schedule applies to each Purchase Payment. The amount of the withdrawal charge declines over time. After a Purchase Payment has been in the contract for three complete years, withdrawal charges no longer apply to that portion of the Purchase Payment. Please see the FEE TABLE, PURCHASING A POLARIS CHOICE(II) VARIABLE ANNUITY and EXPENSES in the prospectus.

ACCESS TO YOUR MONEY: You may withdraw money from your contract during the Accumulation Phase. If you do so, earnings are deemed to be withdrawn first. You will pay income taxes on earnings and untaxed contributions when you withdraw them. Payments received during the Income Phase are considered partly a return of your original investment. A federal tax penalty may apply if you make withdrawals before age 59 1/2. As noted above, a withdrawal charge may apply. Please see ACCESS TO YOUR MONEY and TAXES in the prospectus.

DEATH BENEFIT: A death benefit feature is available under the contract to protect your Beneficiaries in the event of your death during the Accumulation Phase. Please see DEATH BENEFITS in the prospectus.

INCOME OPTIONS: When you are ready to begin taking income, you can choose to receive income payments on a variable basis, fixed basis or a combination of both. You may also choose from five different income options, including an option for income that you cannot outlive. Please see INCOME OPTIONS in the prospectus.

INQUIRIES: If you have questions about your contract call your financial representative or contact us at AIG SunAmerica Life Assurance Company Annuity Service Center P.O. Box 54299 Los Angeles, California 90054-0299. Telephone
Number: (800) 445-SUN2.

AIG SUNAMERICA LIFE OFFERS SEVERAL DIFFERENT VARIABLE ANNUITY PRODUCTS TO MEET THE DIVERSE NEEDS OF OUR INVESTORS. EACH PRODUCT MAY PROVIDE DIFFERENT FEATURES AND BENEFITS OFFERED AT DIFFERENT FEES, CHARGES AND EXPENSES. WHEN WORKING WITH YOUR FINANCIAL REPRESENTATIVE TO DETERMINE THE BEST PRODUCT TO MEET YOUR NEEDS YOU SHOULD CONSIDER, AMONG OTHER THINGS, WHETHER THE FEATURES OF THIS CONTRACT AND THE RELATED FEES PROVIDE THE MOST APPROPRIATE PACKAGE TO HELP YOU MEET YOUR LONG-TERM RETIREMENT SAVINGS GOALS.

  PLEASE READ THE PROSPECTUS CAREFULLY FOR MORE DETAILED INFORMATION REGARDING THESE AND OTHER FEATURES AND BENEFITS OF THE CONTRACT, AS WELL AS THE RISKS OF
                                   INVESTING.

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                                   FEE TABLES
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THE FOLLOWING DESCRIBES THE FEES AND EXPENSES THAT YOU WILL PAY AT THE TIME THAT YOU BUY THE CONTRACT, SURRENDER THE CONTRACT, OR TRANSFER CASH VALUE BETWEEN INVESTMENT OPTIONS.

MAXIMUM OWNER TRANSACTION EXPENSES

MAXIMUM WITHDRAWAL CHARGES (AS A PERCENTAGE OF EACH PURCHASE
  PAYMENT)(1)...............................................  7%

TRANSFER FEE............  No charge for the first 15 transfers each contract year, thereafter, the fee
                          is $25 ($10 in Pennsylvania and Texas)
                          per transfer

THE FOLLOWING DESCRIBES THE FEES AND EXPENSES THAT YOU MAY PAY PERIODICALLY DURING THE TIME THAT YOU OWN THE CONTRACT, NOT INCLUDING UNDERLYING PORTFOLIO FEES AND EXPENSES WHICH ARE OUTLINED IN THE NEXT SECTION.

CONTRACT MAINTENANCE FEE
    $35  ($30 in North Dakota) waived if contract value $50,000 or more

SEPARATE ACCOUNT ANNUAL EXPENSES
(DEDUCTED DAILY AS A PERCENTAGE OF YOUR AVERAGE DAILY NET ASSET VALUE)

    Mortality and Expense Risk Fees.......................  1.37%
    Distribution Expense Fee..............................  0.15%
    Optional Enhanced Death Benefit Fee(2)................  0.20%
    Optional EstatePlus Fee(2)............................  0.25%
                                                            -----
      TOTAL SEPARATE ACCOUNT ANNUAL EXPENSES..............  1.97%
                                                            =====

  ADDITIONAL OPTIONAL FEATURE FEE
    You may elect only one of the following optional features: Capital Protector or Polaris Income Rewards described below.

  OPTIONAL CAPITAL PROTECTOR FEE(3)

   CONTRACT YEAR                                    ANNUALIZED FEE(4)
   -------------                                    -----------------
     0-5......................................            0.65%
     6-10.....................................            0.45%
     11+......................................             none

  OPTIONAL POLARIS INCOME REWARDS FEE(5)

   TIME PERIOD                                       ANNUALIZED FEE
   -----------                                       --------------
     0-7......................................            0.65%
     8+.......................................            0.45%

FOOTNOTES TO THE FEE TABLES:
(1) Withdrawal Charge Schedule as a percentage of each Purchase Payment) declines over 3 years as follows

YEARS:......................................................   1     2     3     4
                                                               7%    6%    5%    0%

(2) If you do not elect the optional Enhanced Death Benefit and the EstatePlus feature, your total separate account annual expenses would be 1.52%.

(3) The Capital Protector feature is optional and if elected, the fee is calculated as a percentage of your contract value minus Purchase Payments received after the 90th day since you purchased your contract. The fee is deducted from your contract value at the end of the first contract quarter and quarterly thereafter.

(4) If you are a resident of Washington or Oregon, the following charges apply:
    0.65% for years 0-7, 0.30% for years 8-10, no charge for years 11+.

(5) The Polaris Income Rewards feature is optional and if elected, the fee is generally calculated as a percentage of your Purchase Payments received in the first 90 days less proportionate withdrawals. The fee is deducted from your contract at the end of the first quarter following election and quarterly thereafter.

THE FOLLOWING SHOWS THE MINIMUM AND MAXIMUM TOTAL OPERATING EXPENSES CHARGED BY THE UNDERLYING PORTFOLIOS OF THE TRUSTS BEFORE ANY WAIVERS OR REIMBURSEMENTS THAT YOU MAY PAY PERIODICALLY DURING THE TIME YOU OWN THE CONTRACT. MORE DETAIL CONCERNING THE TRUSTS' FEES AND EXPENSES IS CONTAINED IN THE PROSPECTUS FOR EACH OF THE TRUSTS. PLEASE READ THEM CAREFULLY BEFORE INVESTING.

                               PORTFOLIO EXPENSES

         TOTAL ANNUAL UNDERLYING PORTFOLIO EXPENSES           MINIMUM   MAXIMUM
         ------------------------------------------           -------   -------
(expenses that are deducted from underlying portfolios of
 the Trusts, including management fees, other expenses and
 12b-1 fees if applicable)..................................   0.59%     1.90%

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                      MAXIMUM AND MINIMUM EXPENSE EXAMPLES
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These Examples are intended to help you compare the cost of investing in the contract with the cost of investing in other variable annuity contracts. These costs include owner transaction expenses, contract maintenance fees, separate account annual expenses and fees and expenses of the underlying portfolios of the Trusts.

The Examples assume that you invest $10,000 in the contract for the time periods indicated; that your investment has a 5% return each year; and that the maximum and minimum fees and expenses of the Trusts are reflected. Although your actual costs may be higher or lower, based on these assumptions, your costs at the end of the stated period would be:

MAXIMUM EXPENSE EXAMPLES
(ASSUMING MAXIMUM SEPARATE ACCOUNT ANNUAL EXPENSES OF 1.97% AND INVESTMENT IN AN UNDERLYING PORTFOLIO WITH TOTAL EXPENSES OF 1.90%)

(1) If you surrender your contract at the end of the applicable time period and you elect the optional Estate Plus (0.45%) and the optional Polaris Income Rewards 0.65% for years 0-7 and 0.45% for years 8-10.

1 YEAR   3 YEARS   5 YEARS   10 YEARS
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$1,158   $1,880    $2,310     $4,611
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(2) If you annuitize your contract at the end of the applicable time period:

1 YEAR   3 YEARS   5 YEARS   10 YEARS
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 $345    $1,051    $1,779     $3,703
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(3) If you do not surrender your contract and you elect the optional Estate Plus (0.45%) and the optional Polaris Income Rewards 0.65% for years 0-7 and 0.45% for years 8-10.

1 YEAR   3 YEARS   5 YEARS   10 YEARS
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 $458    $1,380    $2,310     $4,611
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MINIMUM EXPENSE EXAMPLES
(ASSUMING MINIMUM SEPARATE ACCOUNT ANNUAL EXPENSES OF 1.52% AND INVESTMENT IN AN UNDERLYING PORTFOLIO WITH TOTAL EXPENSES OF 0.59%)

(1) If you surrender your contract at the end of the applicable time period and you do not elect any optional features:

1 YEAR   3 YEARS   5 YEARS   10 YEARS
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 $919    $1,176    $1,159     $2,493
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(2) If you annuitize your contract at the end of the applicable time period:

1 YEAR   3 YEARS   5 YEARS   10 YEARS
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 $214    $  661    $1,134     $2,441
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(3) If you do not surrender your contract and you do not elect any optional features:

1 YEAR   3 YEARS   5 YEARS   10 YEARS
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 $219    $  676    $1,159     $2,493
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EXPLANATION OF FEE TABLES AND EXAMPLES

1. The purpose of the Fee Tables is to show you the various expenses you would incur directly and indirectly by investing in the contract. We converted the contract maintenance fee to a percentage (0.05%). The actual impact of the contract maintenance fee may differ from this percentage and may be waived for contract values over $50,000. Additional information on the portfolio company fees can be found in the accompanying Trust prospectuses.


2. In addition to the stated assumptions, the Examples also assume separate account charges as indicated and that no transfer fees were imposed. Although premium taxes may apply in certain states, they are not reflected in the Examples.


3. Examples reflecting application of optional features and benefits use the highest fees and charges at which those features are being offered. If you elected the Capital Protector program, your expenses would be lower than those shown in these tables. The fee for the Polaris Income Rewards and Capital Protector features are not calculated as a percentage of your daily net asset value but on other calculations more fully described in the prospectus.


4. THESE EXAMPLES SHOULD NOT BE CONSIDERED A REPRESENTATION OF PAST OR FUTURE EXPENSES. ACTUAL EXPENSES MAY BE GREATER OR LESS THAN THOSE SHOWN.

            THE HISTORICAL ACCUMULATION UNIT VALUES ARE CONTAINED IN
                 APPENDIX A -- CONDENSED FINANCIAL INFORMATION.

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                    THE POLARIS CHOICE(II) VARIABLE ANNUITY
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An annuity is a contract between you and an insurance company. You are the owner of the contract. The contract provides three main benefits:

     - Tax Deferral: This means that you do not pay taxes on your earnings from the annuity until you withdraw them.

     - Death Benefit: If you die during the Accumulation Phase, the insurance company pays a death benefit to your Beneficiary.

     - Guaranteed Income: If elected, you receive a stream of income for your lifetime, or another available period you select.

Tax-qualified retirement plans (e.g., IRAs, 401(k) or 403(b) plans) defer payment of taxes on earnings until withdrawal. If you are considering funding a tax-qualified retirement plan with an annuity, you should know that an annuity does not provide any additional tax deferral treatment of earnings beyond the treatment provided by the tax-qualified retirement plan itself. However, annuities do provide other features and benefits which may be valuable to you. You should fully discuss this decision with your financial representative.

This annuity was developed to help you contribute to your retirement savings. This annuity works in two stages, the Accumulation Phase and the Income Phase. Your contract is in the Accumulation Phase during the period when you make payments into the contract. The Income Phase begins when you request us to start making income payments to you out of the money accumulated in your contract.

The contract is called a "variable" annuity because it allows you to invest in Variable Portfolios which, like mutual funds, have different investment objectives and performance which varies. You can gain or lose money if you invest in these Variable Portfolios. The amount of money you accumulate in your contract depends on the performance of the Variable Portfolios in which you invest.

The contract also offers several fixed account options for varying time periods. Fixed account options earn interest at a rate set and guaranteed by AIG SunAmerica Life. If you allocate money to the fixed account options, the amount of money that accumulates in the contract depends on the total interest credited to the particular fixed account option(s) in which you invest.

For more information on investment options available under this contract SEE INVESTMENT OPTIONS BELOW.

This annuity is designed to assist in contributing to retirement savings of investors whose personal circumstances allow for a long-term investment time horizon. As a function of the Internal Revenue Code ("IRC"), you may be assessed a 10% federal tax penalty on any withdrawal made prior to your reaching age
59 1/2. Additionally, this contract provides that you will be charged a withdrawal charge on each Purchase Payment withdrawn if that Purchase Payment has not been invested in this contract for at least 3 years. Because of these potential penalties, you should fully discuss all of the benefits and risks of this contract with your financial representative prior to purchase.

AIG SunAmerica Life issues the Polaris Choice(II) Variable Annuity. When you purchase a Polaris Choice(II) Variable Annuity, a contract exists between you and AIG SunAmerica Life. The Company is a stock life insurance company organized under the laws of the state of Arizona. Its principal place of business is 1 SunAmerica Center, Los Angeles, California 90067. The Company conducts life insurance and annuity business in the District of Columbia and all states except New York. AIG SunAmerica Life is an indirect, wholly owned subsidiary of American International Group, Inc. ("AIG"), a Delaware corporation.

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                        PURCHASING A POLARIS CHOICE(II)
                                VARIABLE ANNUITY
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An initial Purchase Payment is the money you give us to buy a contract. Any additional money you give us to invest in the contract after purchase is a subsequent Purchase Payment.

The following chart shows the minimum initial and subsequent Purchase Payments permitted under your contract. These amounts depend upon whether a contract is Qualified or Non-qualified for tax purposes. We will not accept any Purchase Payments after your 86th birthday. FOR FURTHER EXPLANATION, SEE TAXES BELOW.

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                                              Minimum
                       Minimum Initial       Subsequent
                       Purchase Payment   Purchase Payment
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      Qualified            $ 2,000              $250
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    Non-Qualified          $10,000              $500
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We reserve the right to require company approval prior to accepting Purchase Payments greater than $1,000,000. For contracts owned by a non-natural owner, we reserve the right to require prior Company approval to accept Purchase Payments greater than $250,000. Subsequent Purchase Payments that would cause total Purchase Payments in all contracts issued by AIG SunAmerica Life and First SunAmerica Life Insurance Company, an affiliate of AIG SunAmerica Life, to the same owner to exceed these limits may also be subject to company pre-approval. For any contracts subject to these dollar amount reservations, we further reserve the right to limit the death benefit amount payable in excess of contract value at the time we receive all required paperwork and satisfactory proof of death. Any limit on the maximum death benefit payable would be mutually agreed upon by you and the Company prior to purchasing the contract. We reserve the right to change the amount at which pre-approval is required, at any time.

Once you have contributed at least the minimum initial Purchase Payment, you can establish an automatic payment plan that allows you to make subsequent Purchase Payments of as little as $100.

In addition, we may not issue a contract to anyone age 86 or older on the contract issue date. In general, we will not issue a Qualified contract to anyone who is age 70 1/2 or older, unless it is shown that the minimum distribution required by the IRS is being made.

We allow spouses to jointly own this contract. However, the age of the older spouse is used to determine the availability of any age driven benefits. The addition of a joint owner after the contract has been issued is contingent upon prior review and approval by the Company. If we learn of a misstatement of age, we reserve the right to fully pursue our remedies including termination of the contract and/or revocation of any age-driven benefit.

You may assign this contract before beginning the Income Phase by sending us a written request for an assignment. Your rights and those of any other person with rights under this contract will be subject to the assignment. WE RESERVE THE RIGHT TO NOT RECOGNIZE ASSIGNMENTS IF IT CHANGES THE RISK PROFILE OF THE OWNER OF THE CONTRACT, AS DETERMINED IN OUR SOLE DISCRETION. Please see the Statement of Additional Information for details on the tax consequences of an assignment.

ALLOCATION OF PURCHASE PAYMENTS

We invest your Purchase Payments in the fixed and variable investment options according to your instructions. If we receive a Purchase Payment without allocation instructions, we will invest the money according to your last allocation instructions. SEE INVESTMENT OPTIONS BELOW.

In order to issue your contract, we must receive your completed application, and/or Purchase Payment allocation instructions and any other required paperwork at our Annuity Service Center. We allocate your initial Purchase Payment within two days of receiving it. If we do not have complete information necessary to issue your contract, we will contact you. If we do not have the information necessary to issue your contract within 5 business days we will:

     - Send your money back to you, or;

     - Ask your permission to keep your money until we get the information necessary to issue the contract.

ACCUMULATION UNITS

When you allocate a Purchase Payment to the Variable Portfolios, we credit your contract with Accumulation Units of the separate account. We base the number of Accumulation Units you receive on the unit value of the Variable Portfolio as of the day we receive your money if we receive it before 1 p.m. Pacific Standard Time ("PST"), or on the next business day's unit value if we receive your money after 1 p.m. PST. The value of an Accumulation Unit goes up and down based on the performance of the Variable Portfolios.

We calculate the value of an Accumulation Unit each day that the New York Stock Exchange ("NYSE") is open as follows:

     1. We determine the total value of money invested in a particular Variable Portfolio;

     2. We subtract from that amount all applicable contract charges; and

     3. We divide this amount by the number of outstanding Accumulation Units.

We determine the number of Accumulation Units credited to your contract by dividing the Purchase Payment by the Accumulation Unit value for the specific Variable Portfolio.

    EXAMPLE:

     We receive a $25,000 Purchase Payment from you on Wednesday. You allocate the money to the Global Bond Portfolio. We determine that the value of an Accumulation Unit for the Global Bond Portfolio is $11.10 when the NYSE closes on Wednesday. We then divide $25,000 by $11.10 and credit your contract on Wednesday night with 2,252.2523 Accumulation Units for the Global Bond Portfolio.

Performance of the Variable Portfolios and expenses under your contract affect Accumulation Unit values. These factors cause the value of your contract to go up and down.

FREE LOOK

You may cancel your contract within ten days after receiving it (or longer if required by state law). We call this a "free look." To cancel, you must mail the contract along with your free look request to our Annuity Service Center at P.O. Box 54299, Los Angeles, California 90054-0299.

If you decide to cancel your contract during the free look period, generally we will refund to you the value of your contract on the day we receive your request.

Certain states require us to return your Purchase Payments upon a free look request. Additionally, all contracts issued as an IRA require the full return of Purchase Payments upon a free look. With respect to those contracts, we reserve the right to put your money in the Cash Management Portfolio during the free look period and will allocate your money according to your instructions at the end of the applicable free look period. Currently, we do not put your money in the Cash Management Portfolio during the free look period unless you allocate your money to it. If your contract was issued in a state requiring return of Purchase Payments or as an IRA and you cancel your contract during the free look period, we return the greater of (1) your Purchase Payments; or (2) the value of your contract.

EXCHANGE OFFERS

From time to time, we may offer to allow you to exchange an older variable annuity issued by AIG SunAmerica Life or one of its affiliates, for a newer product with more current features and benefits, also issued by AIG SunAmerica Life or one of its affiliates. Such an exchange offer will be made in accordance with applicable state and federal securities and insurance rules and regulations. We will explain the specific terms and conditions of any such exchange offer at the time the offer is made.

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                               INVESTMENT OPTIONS
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VARIABLE PORTFOLIOS

The Variable Portfolios invest in shares of the Trusts listed below. Additional Trusts and/or Variable Portfolios may be available in the future. The Variable Portfolios are only available through the purchase of certain insurance contracts. All Variable Portfolios may not be available to you. Please check with your financial representative.

The Trusts serve as the underlying investment vehicles for other variable annuity contracts issued by AIG SunAmerica Life, and other affiliated/unaffiliated insurance companies. Neither AIG SunAmerica Life nor the Trusts believe that offering shares of the Trusts in this manner disadvantages you. Each Trust's advisers monitor for potential conflicts.

The Variable Portfolios along with their respective subadvisers are listed below:

     ANCHOR SERIES TRUST - CLASS 3

Wellington Management Company, LLP serves as subadviser to the Anchor Series Trust Portfolios. Anchor Series Trust ("AST") contains investment portfolios in addition to those listed here which are not available for investment under this contract.

     SUNAMERICA SERIES TRUST - CLASS 3

Various subadvisers provide investment advice for the SunAmerica Series Trust Portfolios. SunAmerica Series Trust ("SAST") contains investment portfolios in addition to those listed here which are not available for investment under this contract.

     AMERICAN FUNDS INSURANCE SERIES - CLASS 2

Capital Research and Management Company is the investment adviser for the American Funds Insurance Series Class 2 shares ("AFIS"). AFIS contains investment portfolios in addition to those listed here which are not available for investment under this contract.

     LORD ABBETT SERIES FUND, INC. - CLASS VC

Lord, Abbett & Co. manages over 40 mutual fund portfolios and other advisory accounts. Lord Abbett Series Fund, Inc. ("LASF") contains investment portfolios in addition to those listed here which are not available for investment under this contract.

     NATIONS SEPARATE ACCOUNT TRUST

Various subadvisers provide investment advice for the Nations Separate Account Trust Portfolios. Nations Separate Account Trust ("NSAT") contains investment portfolios in addition to those listed here which are not available for investment under this contract.

     VAN KAMPEN LIFE INVESTMENT TRUST - CLASS II

Van Kampen Asset Management provides investment advice for the Van Kampen Life Investment Trust ("VKT") Portfolios. Van Kampen Life Investment Trust contains investment portfolios in addition to those listed here which are not available for investment under this contract.

STOCKS:
    MANAGED BY AIG SUNAMERICA ASSET MANAGEMENT CORP.
       - Aggressive Growth Portfolio                                        SAST
       - Blue Chip Growth Portfolio                                         SAST
       - "Dogs" of Wall Street Portfolio*                                   SAST
       - Growth Opportunities Portfolio                                     SAST
    MANAGED BY ALLIANCEBERNSTEIN
       - Small & Mid Cap Value Portfolio                                    SAST
    MANAGED BY ALLIANCE CAPITAL MANAGEMENT L.P.
       - Alliance Growth Portfolio                                          SAST
       - Global Equities Portfolio                                          SAST
       - Growth & Income Portfolio                                          SAST
    MANAGED BY CAPITAL RESEARCH AND MANAGEMENT COMPANY
      - American Funds Global Growth Portfolio                              AFIS
      - American Funds Growth Portfolio                                     AFIS
      - American Funds Growth-Income Portfolio                              AFIS
    MANAGED BY DAVIS ADVISORS
      - Davis Venture Value Portfolio                                       SAST
      - Real Estate Portfolio                                               SAST
    MANAGED BY FEDERATED EQUITY MANAGEMENT COMPANY
      - Federated American Leaders Portfolio*                               SAST
    MANAGED BY LORD, ABBETT & CO.
      - Lord Abbett Series Fund Growth and Income Portfolio                 LASF
    MANAGED BY MARSICO CAPITAL MANAGEMENT, LLC
      - Nations Marsico Focused Equities Portfolio                          NSAT
    MANAGED BY MASSACHUSETTS FINANCIAL SERVICES COMPANY
      - MFS Massachusetts Investors Trust Portfolio                         SAST
      - MFS Mid-Cap Growth Portfolio                                        SAST
    MANAGED BY PUTNAM INVESTMENT MANAGEMENT, LLC
      - Emerging Markets Portfolio                                          SAST
      - International Growth & Income Portfolio                             SAST
      - Putnam Growth Portfolio                                             SAST
    MANAGED BY TEMPLETON INVESTMENT COUNSEL, LLC
      - Foreign Value Portfolio                                             SAST
    MANAGED BY VAN KAMPEN/VAN KAMPEN ASSET MANAGEMENT
      - International Diversified Equities Portfolio**                      SAST
      - Technology Portfolio**                                              SAST
      - Van Kampen LIT Comstock Portfolio, Class II Shares*                  VKT
      - Van Kampen LIT Emerging Growth Portfolio, Class II Shares            VKT
      - Van Kampen LIT Growth and Income Portfolio, Class II Shares          VKT
    MANAGED BY WELLINGTON MANAGEMENT COMPANY, LLP
      - Capital Appreciation Portfolio                                       AST
      - Growth Portfolio                                                     AST
      - Natural Resources Portfolio                                          AST

BALANCED:
    MANAGED BY AIG SUNAMERICA ASSET MANAGEMENT CORP.
       - SunAmerica Balanced Portfolio                                      SAST
    MANAGED BY MASSACHUSETTS FINANCIAL SERVICES COMPANY
       - MFS Total Return Portfolio                                         SAST
    MANAGED BY WM ADVISORS, INC.
       - Asset Allocation Portfolio                                          AST

BONDS:
    MANAGED BY AIG SUNAMERICA ASSET MANAGEMENT CORP.
       - High-Yield Bond Portfolio                                          SAST
    MANAGED BY FEDERATED INVESTMENT MANAGEMENT COMPANY
       - Corporate Bond Portfolio                                           SAST
    MANAGED BY GOLDMAN SACHS ASSET MANAGEMENT INT'L.
       - Global Bond Portfolio                                              SAST
    MANAGED BY MACKAY SHIELDS LLC
       - Nations High Yield Bond Portfolio                                  NSAT
    MANAGED BY WELLINGTON MANAGEMENT COMPANY, LLP
       - Government & Quality Bond Portfolio                                 AST

CASH:
    MANAGED BY BANC OF AMERICA CAPITAL MANAGEMENT, LLC
       - Cash Management Portfolio                                          SAST

 * "Dogs of Wall Street" Portfolio is an equity fund seeking total return; Federated American Leaders Portfolio is an equity fund seeking growth of capital and income; and Van Kampen LIT Comstock Portfolio is an equity fund, seeking capital growth and income.

** Morgan Stanley Investment Management, Inc., the sub-adviser for the
   International Diversified Equities and Technology SAST Portfolios, does business in certain instances using the name Van Kampen.

YOU SHOULD READ THE ACCOMPANYING PROSPECTUSES FOR THE TRUSTS CAREFULLY. THESE PROSPECTUSES CONTAIN DETAILED INFORMATION ABOUT THE VARIABLE PORTFOLIOS, INCLUDING EACH VARIABLE PORTFOLIO'S INVESTMENT OBJECTIVE AND RISK FACTORS.

FIXED ACCOUNT OPTIONS

Your contract may offer Fixed Account Guarantee Periods ("FAGP") to which you may allocate certain Purchase Payments or contract value. Available guarantee periods may be for different lengths of time (such as 1, 3 or 5 years) and may have different guaranteed interest rates, as noted below. We guarantee the interest rate credited to amounts allocated to any available FAGP and that the rate will never be less than the minimum guaranteed interest rate as specified in your contract. Once established, the rates for specified payments do not change during the guarantee period. We determine the FAGPs offered at any time in our sole discretion and we reserve the right to change the FAGPs that we make available at any time, unless state law requires us to do otherwise. Please check with your financial representative to learn if any FAGPs are currently offered.

There are three interest rate scenarios for money allocated to the FAGPs. Each of these rates may differ from one another. Once declared, the applicable rate is guaranteed until the corresponding guarantee period expires. Under each scenario your money may be credited a different rate of interest as follows:

     - Initial Rate: The rate credited to any portion of the initial Purchase Payment allocated to a FAGP.

     - Current Rate: The rate credited to any portion of the subsequent Purchase Payments allocated to a FAGP.

     - Renewal Rate: The rate credited to money transferred from a FAGP or a Variable Portfolio into a FAGP and to money remaining in a FAGP after expiration of a guarantee period.

When a FAGP ends, you may leave your money in the same FAGP or you may reallocate your money to another FAGP or to the Variable Portfolios. If you want to reallocate your money, you must contact us within 30 days after the end of the current interest guarantee period and instruct us as to where you would like the money invested. We do not contact you. If we do not hear from you, your money will remain in the same FAGP where it will earn interest at the renewal rate then in effect for that FAGP.

If you take money out of any available multi-year FAGP, before the end of the guarantee period, We make an adjustment to your contract. We refer to the adjustment as a market value adjustment ("MVA"). The MVA does not apply to any available one-year fixed account. The MVA reflects any difference in the interest rate environment between the time you place your money in the FAGP and the time when you withdraw or transfer that money. This adjustment can increase or decrease your contract value. Generally, if interest rates drop between the time you put your money into a FAGP and the time you take it out, we credit a positive adjustment to your contract. Conversely, if interest rates increase during the same period, we post a negative adjustment to your contract. You have 30 days after the end of each guarantee period to reallocate your funds without incurring any MVA. APPENDIX B SHOWS HOW WE CALCULATE AND APPLY THE MVA.

If available, you may systematically transfer interest earned in available FAGPs into any of the Variable Portfolios on certain periodic schedules offered by us. Systematic transfers may be started, changed or terminated at any time by contacting our Annuity Service Center. Check with your financial representative about the current availability of this service.

All FAGPs may not be available in all states. At any time that we are crediting the guaranteed minimum interest rate specified in your contract to the fixed accounts, we reserve the right to restrict transfers and Purchase Payments into the FAGPs. We may also offer the specific Dollar Cost Averaging Fixed Accounts ("DCAFA"). The rules, restrictions and operation of the DCAFAs may differ from the standard FAGPs described above, please see DOLLAR COST AVERAGING PROGRAM below for more details.

  DOLLAR COST AVERAGING FIXED ACCOUNTS

You may invest initial and/or subsequent Purchase Payments in the DCA fixed accounts ("DCAFA"), if available. The minimum Purchase Payment that you must invest for the 6-month DCAFA is $600 and $1,200 for the 12-month DCAFA, if such accounts are available. Purchase Payments less than these minimum amounts will automatically be allocated to the Variable Portfolios ("target account(s)") according to your instructions to us or your current allocation on file. DCAFAs also credit a fixed rate of interest but are specifically designed to facilitate a dollar cost averaging program. Interest is credited to amounts allocated to the DCAFAs while your investment is transferred to the Variable Portfolios over certain specified time frames. The interest rates applicable to the DCAFA may differ from those applicable to any available FAGPs but will never be less than the minimum annual guaranteed interest rate as specified in your contract. However, when using a DCAFA the annual interest rate is paid on a declining balance as you systematically transfer your investment to the Variable Portfolios. Therefore, the actual effective yield will be less than the annual crediting rate. We determine the DCAFAs offered at any time in our sole discretion and we reserve the right to change to DCAFAs that we make available at any time, unless state law requires us to do otherwise. See DOLLAR COST AVERAGING PROGRAM below for more information.

ASSET ALLOCATION PROGRAM

  PROGRAM DESCRIPTION

The program, is offered to help you diversify your investment across various asset classes. Each model is comprised of a carefully selected combination of investment options using the various asset classes based on historical asset class performance to meet specific investment time horizons and risk tolerances.

If you purchased your contract prior to approximately September 30, 2002, you may not enroll in this program. Please contact your financial representative if you are uncertain about the availability of this feature.

  ENROLLING IN THE PROGRAM

You may enroll in the program by selecting the model as well as any program options on the product application form. If you already own a policy, you must complete and submit a program election form. You and your financial representative may determine the model most appropriate for you. You may discontinue investment in the program at any time with a written request, telephone or internet instructions, subject to our rules.

You may also choose to invest gradually into a model through the dollar cost averaging program. You may only invest in one model at a time. You may invest outside your selected model but only in those Variable Portfolios that are not utilized in the model you selected. A transfer into or out of one of the Variable Portfolios in your model, outside of the specifications in the model will effectively terminate your participation in the program.

  WITHDRAWALS

You may request withdrawals, as permitted by your contract, which will be taken proportionately from each of the allocations in the selected model unless otherwise instructed by you. If you choose to make a non-proportional withdrawal from the Variable Portfolios in the model, your investment may no longer be consistent with the model's intended objectives.

Withdrawals may be subject to a withdrawal charge. Withdrawals may be taxable and a 10% IRS penalty may apply if you are under age 59 1/2.

  KEEPING YOUR PROGRAM ON TARGET

  REBALANCING

You can elect to have your contract rebalanced quarterly, semi-annually, or annually to maintain the asset allocation for the model you selected. Only those investment options within each model will be rebalanced. An investment outside the Portfolio Allocator model can not be rebalanced.

  ANNUAL RE-EVALUATION

Each year, on or about March 31, the allocations in every model are re-evaluated and updated to assure that the investment objectives remain consistent. The percentage allocations within each model may change and investment options may be added to or deleted from a model as a result of the annual re-evaluation. We will automatically rebalance your investment according to the re-evaluated allocations each year on or about March 31. If you choose not to participate in the re-evaluation part of this program, you must contact the Annuity Service Center. Some broker-dealers require that you consent to the re-evaluation each year and will not allow us to automatically rebalance your contract in accordance with the re-evaluated models. Please check with your financial representative to determine the protocol for his/her firm.

  IMPORTANT INFORMATION

Using an asset allocation methodology does not guarantee greater or more consistent returns. Historical market and asset class performance may differ in the future from the historical performance upon which the models are built. Also, allocation to a single asset class may outperform a model, so that you could have been better off in an investment option or options representing a single asset class than in a model. However, such a strategy involves a greater degree of risk because of the concentration of like securities in a single asset class.

The models represent suggested allocations which are provided as general guidance. You should work with your financial representative to assist you in determining if one of the models meets your financial needs, investment time horizon, and is consistent with your risk comfort level. Information concerning the specific models can be obtained from your financial representative.

We have the right to modify, suspend or terminate the Asset Allocation Program at any time.

TRANSFERS DURING THE ACCUMULATION PHASE

During the Accumulation Phase you may transfer funds between the Variable Portfolios and/or any available fixed account options. Funds already in your contract cannot be transferred into the DCA fixed accounts. You must transfer at least $100 per transfer. If less than $100 remains in any Variable Portfolio after a transfer, that amount must be transferred as well. We will process any transfer request as of the day we receive it in good order if the request is received before the New York Stock Exchange ("NYSE") closes, generally at 1:00 p.m. Pacific Time. If the transfer request is received after the NYSE closes, the request will be processed on the next business day.

This product is not designed for professional organizations or individuals engaged in trading strategies that seek to benefit from short term price fluctuations or price irregularities by making programmed transfers, frequent transfers or transfers that are large in relation to the total assets of the underlying portfolio in which the Variable Portfolios invest. These types of trading strategies can be disruptive to the underlying portfolios in which the Variable Portfolios invest and thereby potentially harmful to investors.

In connection with our efforts to control harmful trading, we may monitor your trading activity. If we determine, in our sole discretion, that your transfer patterns among the Variable Portfolios and/or available fixed accounts reflect a potentially harmful trading strategy, we reserve the right to take action to protect other investors. Such action may include, but may not be limited to, restricting the way you can request transfers among the Variable Portfolios, imposing penalty fees on such trading activity, and/or otherwise restricting transfer capability in accordance with state and federal rules and regulations. We will notify you, in writing, if we determine in our sole discretion that we must terminate your transfer privileges. Some of the factors we may consider when determining our transfer policies and/or other transfer restrictions may include, but are not limited to:

     - the number of transfers made in a defined period;

     - the dollar amount of the transfer;

     - the total assets of the Variable Portfolio involved in the transfer;

     - the investment objectives of the particular Variable Portfolios involved in your transfers; and/or

     - whether the transfer appears to be part of a pattern of transfers to take advantage of short-term market fluctuations or market inefficiencies.

Subject to our rules, restrictions and policies, you may request transfers of your account value between the Variable Portfolios and/or the available fixed account options by telephone or through AIG SunAmerica's website
(http://www.aigsunamerica.com) or in writing by mail or facsimile.

We allow 15 free transfers per contract per year. We charge $25 ($10 IN PENNSYLVANIA AND TEXAS) for each additional transfer in any contract year. Transfers resulting from your participation in the DCA or Asset Rebalancing programs do not count against your 15 free transfers per contract year.

All transfer requests in excess of 5 transfers within a rolling six-month look-back period must be submitted by United States Postal Service first-class mail ("U.S. Mail") for twelve months from the date of your 5th transfer request. For example, if you made a transfer on February 15, 2004 and within the previous six months (from August 15, 2003 forward) you made 5 transfers including the February 15th transfer, then all transfers made for twelve months after February 15, 2004 must be submitted by U.S. Mail (from February 16, 2004 through February 15, 2005). Transfer requests sent by same day mail, overnight mail or courier services will not be accepted. Transfer requests required to be submitted by U.S. Mail can only be cancelled by a written request sent by U.S. Mail. Transfers resulting from your participation in the DCA or Asset Rebalancing programs are not included for the purposes of determining the number of transfers for the U.S. Mail requirement.

We may accept transfers by telephone or the Internet unless you tell us not to on your contract application. When receiving instructions over the telephone or the Internet, we follow appropriate procedures to provide reasonable assurance that the transactions executed are genuine. Thus, we are not responsible for any claim, loss or expense from any error resulting from instructions received over the telephone or the Internet. If we fail to follow our procedures, we may be liable for any losses due to unauthorized or fraudulent instructions.

For information regarding transfers during the Income Phase, see INCOME OPTIONS below.

We reserve the right to modify, suspend, waive or terminate these transfer provisions at any time.

DOLLAR COST AVERAGING PROGRAM

The Dollar Cost Averaging ("DCA") program allows you to invest gradually in the Variable Portfolios. Under the program you systematically transfer a set dollar amount or percentage of portfolio value from one Variable Portfolio or DCAFAs (source account) to any other Variable Portfolio (target account). Transfers may occur on certain periodic schedules such as monthly or weekly. You may change the frequency to other available options at any time by notifying us in writing. The minimum transfer amount under the DCA program is $100 per transaction, regardless of the source account. There is no fee for participating in the DCA program.

We may offer DCAFAs exclusively to facilitate the DCA program for a specified time period. The DCAFAs only accept new Purchase Payments. You cannot transfer money already in your contract into the DCAFAs. If you allocate new Purchase Payments into a DCAFA, we transfer all your money into the Variable Portfolios over the selected time period. You cannot change the option once selected. The minimum Purchase Payment that you must invest for the 6-month DCAFA is $600 and $1,200 for the 12-month DCAFA, if such accounts are available. Purchase Payments less than these minimum amounts will automatically be allocated to the target account(s) according to your instructions to us or your current allocation on file.

You may terminate the DCA program at any time. If money remains in the DCAFAs, we transfer the remaining money according to your instructions or to your current allocation on file. Upon termination of the DCA program, if money remains in the DCA fixed accounts, we transfer the remaining money to the same target account(s) as previously designated, unless we receive different instructions from you. Transfers resulting from a termination of this program do not count towards your 15 free transfers.

The DCA program is designed to lessen the impact of market fluctuations on your investment. However, we cannot ensure that you will make a profit. When you elect the DCA program, you are continuously investing in securities regardless of fluctuating price levels. You should consider your tolerance for investing through periods of fluctuating price levels.

We reserve the right to modify, suspend or terminate this program at any time.

     EXAMPLE:

     Assume that you want to gradually move $750 each quarter from the Cash Management Portfolio to the Aggressive Growth Portfolio over six months. You set up dollar cost averaging and purchase Accumulation Units at the following values:

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                 ACCUMULATION       UNITS
    MONTH            UNIT         PURCHASED
---------------------------------------------
      1             $ 7.50           100
      2             $ 5.00           150
      3             $10.00            75
      4             $ 7.50           100
      5             $ 5.00           150
      6             $ 7.50           100
---------------------------------------------

     You paid an average price of only $6.67 per Accumulation Unit over six months, while the average market price actually was $7.08. By investing an equal amount of money each month, you automatically buy more Accumulation Units when the market price is low and fewer Accumulation Units when the market price is high. This example is for illustrative purposes only.

ASSET ALLOCATION REBALANCING PROGRAM

Earnings in your contract may cause the percentage of your investment in each investment option to differ from your original allocations. The Automatic Asset Rebalancing Program addresses this situation. At your election, we periodically rebalance your investments in the Variable Portfolios to return your allocations to their original percentages. Asset rebalancing typically involves shifting a portion of your money out of an investment option with a higher return into an investment option with a lower return. There is no fee for participating in the Asset Allocation Rebalancing Program.

At your request, rebalancing occurs on a quarterly, semiannual or annual basis. Transfers made as a result of rebalancing do not count against your 15 free transfers for the contract year.

We reserve the right to modify, suspend or terminate this program at any time.

     EXAMPLE:

     Assume that you want your initial Purchase Payment split between two Variable Portfolios. You want 50% in the Corporate Bond Portfolio and 50% in the Growth Portfolio. Over the next calendar quarter, the bond market does very well while the stock market performs poorly. At the end of the calendar quarter, the Corporate Bond Portfolio now represents 60% of your holdings because it has increased in value and the Growth Portfolio represents 40% of your holdings. If you had chosen quarterly rebalancing, on the last day of that quarter, we would sell some of your units in the Corporate Bond Portfolio to bring its holdings back to 50% and use the money to buy more units in the Growth Portfolio to increase those holdings to 50%.

RETURN PLUS PROGRAM

The Return Plus Program, available if we are offering FAGPs, allows you to invest in one or more Variable Portfolios without putting your principal at direct risk. The program accomplishes this by allocating your investment strategically between the fixed account options and Variable Portfolios. You decide how much you want to invest and approximately when you want a return of principal. We calculate how much of your Purchase Payment to allocate to the particular fixed account option to ensure that it grows to an amount equal to your total principal invested under this program. We invest the rest of your principal in the Variable Portfolio(s) of your choice. There is no fee for participating in the Return Plus Program.

This program is only available if we are offering multi-year fixed account options. We reserve the right to modify, suspend or terminate this program at any time.

VOTING RIGHTS

AIG SunAmerica Life is the legal owner of the Trusts' shares. However, when a Variable Portfolio solicits proxies in conjunction with a vote of shareholders, we must obtain your instructions on how to vote those shares. We vote all of the shares we own in proportion to your instructions. This includes any shares we own on our own behalf. Should we determine that we are no longer required to comply with these rules, we will vote the shares in our own right.

SUBSTITUTION

We may amend your contract due to changes to the Variable Portfolios offered under your contract. For example, we may offer new Variable Portfolios, delete Variable Portfolios, or stop accepting allocations and/or investments in a particular Variable Portfolio. We may move assets and re-direct future premium allocations from one Variable Portfolio to another if we receive investor approval through a proxy vote or SEC approval for a fund substitution. This would occur if a Variable Portfolio is no longer an appropriate investment for the contract, for reasons such as continuing substandard performance, or for changes to the portfolio manager, investment objectives, risks and strategies, or federal or state laws. The new Variable Portfolio offered may have different fees and expenses. You will be notified of any upcoming proxies or substitutions that affect your Variable Portfolio choices.

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                              ACCESS TO YOUR MONEY
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You can access money in your contract in two ways:

     - by making a partial or total withdrawal, and/or;

     - by receiving income payments during the Income Phase. SEE INCOME OPTIONS BELOW.

Generally, we deduct a withdrawal charge applicable to any total or partial withdrawal. If you withdraw your entire contract value, we also deduct applicable premium taxes and a contract maintenance fee. SEE EXPENSES BELOW.

Your contract provides for a free withdrawal amount each year. A free withdrawal amount is the portion of your account that we allow you to take out each year without being charged a surrender penalty. HOWEVER, UPON A FUTURE FULL SURRENDER OF YOUR CONTRACT ANY PREVIOUS FREE WITHDRAWALS WOULD BE SUBJECT TO A SURRENDER CHARGE, IF ANY IS APPLICABLE AT THE TIME OF THE FULL SURRENDER (EXCEPT IN THE STATE OF WASHINGTON).

Purchase Payments, above and beyond the amount of your free withdrawal amount, that are withdrawn prior to the end of the third year will result in your paying a penalty in the form of a surrender charge. The amount of the charge and how it applies are discussed more fully below. SEE EXPENSES BELOW. You should consider, before purchasing this contract, the effect this charge will have on your investment if you need to withdraw more money than the free withdrawal amount. You should fully discuss this decision with your financial representative.

To determine your free withdrawal amount and your withdrawal charge, we refer to two special terms. These are penalty free earnings and the total invested amount.

The penalty-free earnings portion of your contract is simply your account value less your total invested amount. The total invested amount is the total of all Purchase Payments you have made into the contract less portions of some prior withdrawals you made. The portions of prior withdrawals that reduce your total invested amount are as follows:

     - Free withdrawals in any year that were in excess of your penalty-free earnings and were based on the part of the total invested amount that was no longer subject to withdrawal charges at the time of the withdrawal, and

     - Any prior withdrawals (including withdrawal charges on those withdrawals) of the total invested amount on which you already paid a surrender penalty.

When you make a withdrawal, we assume that it is taken from penalty-free earnings first, then from the total invested amount on a first-in, first-out basis. This means that you can access your Purchase Payments which are no longer subject to a withdrawal charge before those Purchase Payments which are still subject to the withdrawal charge.

During the first year after we issue your contract your free withdrawal amount is the greater of (1) your penalty-free earnings; and (2) if you are participating in the Systematic Withdrawal program, a total of 10% of your total invested amount. If you are a Washington resident, you may withdraw during the first contract year, the greater of (1); (2); or (3) interest earnings from the amounts allocated to the fixed account options, not previously withdrawn.

After the first contract year, you can take out the greater of the following amounts each year (1) your penalty-free earnings and any portion of your total invested amount no longer subject to withdrawal charge or (2) 10% of the portion of your total invested amount that has been in your contract for at least one year. If you are a Washington resident, your maximum free withdrawal amount, after the first contract year, is the greater of (1); (2); or (3) interest earnings from amounts allocated to the fixed account options, not previously withdrawn.

We calculate charges due on a total withdrawal on the day after we receive your request and your contract. We return to you your contract value less any applicable fees and charges.

The withdrawal charge percentage is determined by the age of the Purchase Payment remaining in the contract at the time of the withdrawal. For the purpose of calculating the withdrawal charge, any prior Free Withdrawal is not subtracted from the total Purchase Payments still subject to withdrawal charges.

For example, you make an initial Purchase Payment of $100,000. For purposes of this example we will assume a 0% growth rate over the life of the contract and no subsequent Purchase Payments. In contract year 2, you take out your maximum free withdrawal of $10,000. After that free withdrawal your contract value is $90,000. In contract year 3 you request a full surrender of your contract. We will apply the following calculation,

A-(B x C)=D, where:
A=Your contract value at the time of your request for surrender ($90,000) B=The amount of your Purchase Payments still subject to withdrawal charge
  ($100,000)
C=The withdrawal charge percentage applicable to the age of each Purchase
  Payment (5%)[B x C=$5,000]
D=Your full surrender value ($85,000)

Under most circumstances, the partial withdrawal minimum is $1,000. We require that the value left in any investment option be at least $100, after the withdrawal. You must send a written withdrawal request. Unless you provide us with different instructions, partial withdrawals will be made pro rata from each Variable Portfolio and/or the fixed account option(s) in which your contract is invested. In the event that a pro rata partial withdrawal would cause the value of any Variable Portfolio or fixed account investment to be less than $100, we will contact you to obtain alternate instructions on how to structure the withdrawal.

Under certain Qualified plans, access to the money in your contract may be restricted. Additionally, withdrawals made prior to age 59 1/2 may result in a 10% federal penalty tax. SEE TAXES BELOW.

We may be required to suspend or postpone the payment of a withdrawal for any period of time when: (1) the NYSE is closed (other than a customary weekend and holiday closings); (2) trading with the NYSE is restricted; (3) an emergency exists such that disposal of or determination of the value of shares of the Variable Portfolios is not reasonably practicable; (4) the SEC, by order, so permits for the protection of contract owners.

Additionally, we reserve the right to defer payments for a withdrawal from a fixed account option. Such deferrals are limited to no longer than six months.

SYSTEMATIC WITHDRAWAL PROGRAM

During the Accumulation Phase, you may elect to receive periodic income payments under the systematic withdrawal program. Under the program, you may choose to take monthly, quarterly, semi-annual or annual payments from your contract. Electronic transfer of these funds to your bank account is also available. The minimum amount of each withdrawal is $100. If you purchase your contract in Oregon, the minimum withdrawal amount is $250 per withdrawal or an amount equal to your free withdrawal amount, as described on above. There must be at least $500 remaining in your contract at all times. Withdrawals may be taxable and a 10% federal penalty tax may apply if you are under age 59 1/2. There is no additional charge for participating in this program, although a withdrawal charge and/or MVA may apply.

The program is not available to everyone. Please check with our Annuity Service Center, which can provide the necessary enrollment forms. We reserve the right to modify, suspend or terminate this program at any time.

MINIMUM CONTRACT VALUE

Where permitted by state law, we may terminate your contract if both of the following occur: (1) your contract is less than $500 as a result of withdrawals; and (2) you have not made any Purchase Payments during the past three years. We will provide you with sixty days written notice. At the end of the notice period, we will distribute the contract's remaining value to you.

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                            OPTIONAL LIVING BENEFITS
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YOU MAY ELECT ONE OF THE OPTIONAL LIVING BENEFITS DESCRIBED BELOW. THESE FEATURES ARE DESIGNED TO PROTECT A PORTION OF YOUR INVESTMENT IN THE EVENT YOUR CONTRACT VALUE DECLINES DUE TO UNFAVORABLE INVESTMENT PERFORMANCE DURING THE ACCUMULATION PHASE AND BEFORE A DEATH BENEFIT IS PAYABLE. PLEASE SEE THE DESCRIPTIONS BELOW FOR DETAILED INFORMATION.

POLARIS INCOME REWARDS FEATURE

What is Polaris Income Rewards?

Polaris Income Rewards is an optional feature available only on contracts issued on or after May 3, 2004 and subject to state availability. If you elect this feature, for which you will be charged an annualized fee, you are guaranteed to receive withdrawals over a minimum number of years that in total equals at least the initial Purchase Payment adjusted for withdrawals, even if the contract value falls to zero. Polaris Income Rewards may offer protection in the event your contract value declines due to unfavorable investment performance.

How can I elect the feature?

You may elect the feature only at the time of contract issue and must choose either Option 1 or Option 2. The date you elect the feature (which is also the contract issue date) is your BENEFIT EFFECTIVE DATE. The earliest you may begin taking withdrawals under the benefit after a specified waiting period is the BENEFIT AVAILABILITY DATE. You cannot elect the feature if you are age 81 or older on the Benefit Effective Date or if the Benefit Availability Date is on or after the Latest Annuity Date. Generally, once you elect the feature, it cannot be cancelled. The Polaris Income Rewards has rules and restrictions that are discussed more fully below. The Polaris Income Rewards cannot be elected if you elect the Capital Protector feature. Polaris Income Rewards may not be available in your state or through the broker-dealer with which your financial representative is affiliated. Please check with your financial representative for availability.

How is the benefit calculated?

There are several components that comprise the integral aspects of this benefit. In order to determine the benefit's value at any point in time, we calculate each of the components as described below. We calculate Eligible Purchase Payments, Withdrawal Benefit Base, Step-Up Amount and Stepped-Up Benefit Base.

First, we determine the ELIGIBLE PURCHASE PAYMENTS according to the table below.

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  TIME ELAPSED SINCE
BENEFIT EFFECTIVE DATE   PERCENTAGE OF ELIGIBLE PURCHASE PAYMENTS
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 0-90 Days               100%
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 91 Days +               0%
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Second, we determine the WITHDRAWAL BENEFIT BASE ("WBB"). The WBB is used to calculate the amount of total guaranteed withdrawals and the annual maximum withdrawal amount available under the benefit. On the Benefit Availability Date, the WBB equals the sum of all Eligible Purchase Payments, reduced for any withdrawals in the same proportion that the withdrawal reduced the contract value on the date of the withdrawal.

Third, we determine a STEP UP AMOUNT, if any, which is calculated as a specified percentage of the WBB on the Benefit Availability Date. For contracts issued on or after May 19, 2004, you will not receive a Step-Up Amount if you make any withdrawals prior to the Benefit Availability Date. The Step-Up Amount is not considered a Purchase Payment and cannot be used in calculating any other benefits, such as the death benefits, contract values or annuitization value.

Fourth, we determine the STEPPED-UP BENEFIT BASE ("SBB") which is the total amount available for withdrawal under the benefit and is used to calculate the minimum time period over which you may take withdrawals under the benefit. The SBB equals the WBB plus the Step-Up Amount.

Fifth, we determine the MAXIMUM ANNUAL WITHDRAWAL AMOUNT ("MAWA") which is a stated percentage of the WBB.

Finally, we determine the MINIMUM WITHDRAWAL PERIOD ("MWP") which is the minimum period at any point in time over which you may take withdrawals under the benefit. The MWP is calculated by dividing the SBB by the MAWA.

The table below is a summary of the two Polaris Income Rewards options we are offering as applicable on the Benefit Availability Date:

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                                                            MWP*
                                                             (IF
                                                            MAWA
                 BENEFIT                                    TAKEN
              AVAILABILITY       STEP-UP        MAWA        EACH
                  DATE           AMOUNT*     PERCENTAGE     YEAR)
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 Option 1  3 years following    10% of WBB   10% of WBB   11 years
           Benefit Effective
           Date
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 Option 2  5 years following    20% of WBB   10% of WBB   12 years
           Benefit Effective
           Date
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* You will not receive a Step-Up Amount if you take a withdrawal prior to the Benefit Availability Date. The MWP will be 10 years if you do not receive a Step-Up Amount.

What is the fee for Polaris Income Rewards?

The annualized Polaris Income Rewards fee will be assessed against the WBB and deducted quarterly from your contract value, starting on the first quarter following the Benefit Effective Date and ending upon the termination of the benefit. If your contract value falls to zero before the benefit has been terminated, the fee will no longer be assessed. We will not assess the quarterly fee if you surrender or annuitize before the end of the quarter.

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 TIME ELAPSED SINCE THE
 BENEFIT EFFECTIVE DATE             ANNUALIZED FEE
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 0-7 years                 0.65% of WBB
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 8+ years                  0.45% of WBB
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What is the effect of withdrawals on Polaris Income Rewards?

The benefit amount, MAWA and MWP may change over time as a result of withdrawal activity. Withdrawals after the Benefit Availability Date equal to or less than the MAWA generally reduce the benefit by the amount of the withdrawal. Withdrawals in excess of the MAWA may reduce the benefit based on the relative size of the withdrawal in relation to the contract value at the time of the withdrawal. This means if investment performance is down and contract value is reduced, withdrawals greater than the MAWA will result in a greater reduction of the benefit. We further explain the impact of withdrawals and the effect on each component of Polaris Income Rewards through the calculations below:

     CONTRACT VALUE: Any withdrawal reduces the contract value by the amount of the withdrawal.

     WBB: Withdrawals prior to the Benefit Availability Date reduce the WBB in the same proportion that the contract value was reduced at the time of the withdrawal and eliminate any Step-Up Amount.

     Withdrawals after the Benefit Availability Date will not reduce the WBB until the sum of withdrawals exceeds the Step-Up Amount. Thereafter, any withdrawal or portion thereof that exceeds the Step-Up Amount will reduce the WBB as follows: If the withdrawal does not cause total withdrawals in the Benefit Year to exceed the MAWA, the WBB will be reduced by the amount of the withdrawal. If the withdrawal causes total withdrawals in the Benefit Year to exceed the MAWA, the WBB is reduced to the lesser of (a) or
     (b), where:

          a. is the WBB immediately prior to the withdrawal minus the amount of the withdrawal, or;

          b. is the WBB immediately prior to the withdrawal minus the portion of the withdrawal that makes total withdrawals in that Benefit Year equal to the current MAWA, and further reduced proportionately by the same amount by which the contract value is reduced by the remaining portion of the withdrawal.

     SBB: Since withdrawals prior to the Benefit Availability Date eliminate any Step-Up Amount, the SBB will be equal to the WBB if you take withdrawals prior to the Benefit Availability Date.

     After the Benefit Availability Date, any withdrawal that does not cause total withdrawals in a Benefit Year to exceed the MAWA will reduce the SBB by the amount of the withdrawal. After the Benefit Availability Date, any withdrawal that causes total withdrawals in a Benefit Year to exceed the MAWA (in that Benefit Year) reduces the SBB to the lesser of (a) or (b), where:

          a. is the SBB immediately prior to the withdrawal minus the amount of the withdrawal, or;

          b. is the SBB immediately prior to the withdrawal minus the amount of the withdrawal that makes total withdrawals in that Benefit Year equal to the current MAWA, and further reduced proportionately by the same amount by which the contract value is reduced by the remaining portion of the withdrawal.

     MAWA: If the sum of withdrawals in a Benefit Year does not exceed the MAWA for that Benefit Year, the MAWA does not change for the next Benefit Year. If total withdrawals in a Benefit Year exceed the MAWA, the MAWA will be recalculated at the start of the next Benefit Year. The new MAWA will equal the SBB on that Benefit Year anniversary divided by the MWP on that Benefit Year Anniversary. The new MAWA may be lower than your previous MAWAs.

     MWP: After each withdrawal a new MWP is calculated. If total withdrawals in a Benefit Year are less than or equal to MAWA the new MWP equals the SBB after the withdrawal divided by the current MAWA.

     During any Benefit Year in which the sum of withdrawals exceeds the MAWA, the new MWP equals the MWP calculated at the end of the prior Benefit Year reduced by one year.

     APPENDIX D PROVIDES EXAMPLES OF THE EFFECTS OF WITHDRAWALS ON THE POLARIS INCOME REWARDS FEATURE.

What happens if my contract value is reduced to zero?

If the contract value is zero but the SBB is greater than zero, a benefit remains payable under Polaris Income Rewards feature. While a benefit is payable under Polaris Income Rewards until the SBB is reduced to zero, the contract is terminated when the contract value equals zero. At such time, except for Polaris Income Rewards, all benefits of the contract are terminated. In that event, you may not make subsequent Purchase Payments. Therefore, under adverse market conditions, withdrawals under the benefit may reduce the contract value to zero, thereby eliminating any death benefit or future income payments.

To receive your remaining Polaris Income Rewards benefit, you may select one of the following options:

     a. lump sum distribution of the present value of the total remaining guaranteed withdrawals; or

     b. the current MAWA, paid equally on a quarterly, semi-annual or annual frequency as selected by you until the SBB equals zero; or

     c. any payment option mutually agreeable between you and us.

If you do not select a payment option, the remaining benefit will be paid as the current MAWA on a quarterly basis.

What happens to Polaris Income Rewards upon a spousal continuation?

A spousal beneficiary of the original owner may elect to continue or cancel Polaris Income Rewards and its accompanying fee. The Benefit Effective Date, Benefit Availability Date, WBB, SBB and any other corresponding component of the feature will not change as a result of a spousal continuation. A Continuation Contribution is not considered an Eligible Purchase Payment for purposes of determining the benefit. SEE SPOUSAL CONTINUATION BELOW.

Can my non-spousal beneficiary elect to receive any remaining withdrawals under Polaris Income Rewards upon my death?

If the SBB is greater than zero when the original owner dies, a non-spousal beneficiary may elect to continue receiving any remaining withdrawals under the benefit. The Benefit Effective Date, Benefit Availability Date, WBB, SBB and any other corresponding component of the feature will not change. If a contract value remains, the fee for the benefit will continue to be assessed. Electing to receive the remaining withdrawals will terminate any death benefit payable to the non-spousal beneficiary.

Can Polaris Income Rewards be canceled?

Once you elect the feature, you may not cancel it. The feature automatically terminates upon the occurrence of one of the following:

     1. Withdrawals in excess of MAWA in any Benefit Year reduce the SBB by 50% or more; or

     2. SBB is equal to zero; or

     3. Annuitization of the contract; or

     4. Full Surrender of the contract; or

     5. Death benefit is paid; or

     6. Upon a spousal continuation, the Continuing Spouse elects not to continue the contract with the feature.

Important Information

The Polaris Income Rewards may not guarantee an income stream based on all Purchase Payments made into your contract nor does it guarantee any investment gains. This feature also does not guarantee lifetime income payments. If you plan to make subsequent Purchase Payments over the life of your contract, which are not considered Eligible Purchase Payments under the feature, Polaris Income Rewards does not guarantee a withdrawal of those subsequent Purchase Payments. You may never need to rely on Polaris Income Rewards if your contract performs within a historically anticipated range. However, past performance is no guarantee of future results.

Withdrawals under the benefit are treated like any other withdrawal for the purpose of reducing the contract value, free withdrawal amounts and any other benefits under the contract.

If you need to take withdrawals or are required to take minimum required distributions ("MRD") under the Internal Revenue Code ("IRC") from this contract prior to the Benefit Availability Date, you should know that withdrawals may negatively impact the value of Polaris Income Rewards. Any withdrawals taken under this benefit or under the contract, may be subject to a 10% IRS tax penalty if you are under age 59 1/2 at the time of the withdrawal. For information about how the benefit is treated for income tax purposes, you should consult a qualified tax advisor concerning your particular circumstances.



We reserve the right to limit the maximum WBB to $1 million. For prospectively issued contracts, we reserve the right to limit the investment options available under the contract if you elect Polaris Income Rewards. We also reserve the right to modify, suspend or terminate Polaris Income Rewards (in its entirety or any component) at any time for prospectively issued contracts.


CAPITAL PROTECTOR FEATURE

What is Capital Protector?

The Capital Protector is an optional feature of your variable annuity. If you elect this feature, for which you will be charged an annualized fee, at the end of applicable waiting period your contract will be worth at least the amount of your initial Purchase Payment (less adjustments for withdrawals). The Capital Protector may offer protection in the event that your contract value declines due to unfavorable investment performance in your contract.

If you elect the Capital Protector, at the end of the applicable waiting period we will evaluate your contract to determine if a Capital Protector benefit is payable to you. The applicable waiting period is ten full contract years from your contract issue date. The last day in the waiting period is your benefit date, the date on which we will calculate any Capital Protector benefit payable to you.

How can I elect the feature?

You may only elect this feature at the time your contract is issued, so long as the applicable waiting period prior to receiving the benefit ends before your latest Annuity Date. You can elect this feature on your contract application. The effective date for this feature will be your contract issue date. Capital Protector is not available if you elect the Polaris Income Reward feature. SEE POLARIS INCOME REWARDS ABOVE.

The Capital Protector feature may not be available in your state or through the broker-dealer with which your financial representative is affiliated. Please check with your financial representative for availability.

Can Capital Protector be cancelled?
Generally, this feature and its corresponding charge cannot be cancelled or terminated prior to the end of the waiting period. The feature terminates automatically following the end of the waiting period. In addition, the Capital Protector will no longer be available and no benefit will be paid if a death benefit is paid or if the contract is fully surrendered or annuitized before the end of the waiting period.

How is the benefit calculated?

The Capital Protector is a one-time adjustment to your contract value in the event that your contract value at the end of the waiting period is less than the guaranteed amount. The amount of the benefit payable to you, if any, at the end of the waiting period will be based upon the amount of your initial Purchase Payment and may also include certain portions of subsequent Purchase Payments contributed to your contract over specified periods of time, as follows:

                                         PERCENTAGE OF PURCHASE PAYMENTS
TIME ELAPSED SINCE                               INCLUDED IN THE
EFFECTIVE DATE                        CAPITAL PROTECTOR BENEFIT CALCULATION
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 0-90 days                                                100%
 91+ days                                                   0%

The Capital Protector benefit calculation is equal to your Capital Protector Base, as defined below, minus your Contract Value on the benefit date. If the resulting amount is positive, you will receive a benefit under the feature. If the resulting amount is negative, you will not receive a benefit. Your Capital Protector Base is equal to (a) minus (b) where:

     (a) is the Purchase Payments received on or after the effective date multiplied by the applicable percentages in the table above, and;

     (b) is an adjustment for all withdrawals and applicable fees and charges made subsequent to the effective date, in an amount proportionate to the amount by which the withdrawal decreased the contract value at the time of the withdrawal.


We will allocate any benefit amount contributed to the contract value on the benefit date to the Cash Management portfolio. Any Capital Protector benefit paid is not considered a Purchase Payment for purposes of calculating other benefits. Benefits based on earnings, such as EstatePlus, will continue to define earnings as the difference between contract value and Purchase Payments adjusted for withdrawals. For information about how the benefit is treated for income tax purposes, you should consult a qualified tax advisor for information concerning your particular circumstances.


What is the fee for Capital Protector?

Capital Protector is an optional feature. If elected, you will incur an additional charge for this feature. The annualized charge will be deducted from your contract value on a quarterly basis throughout the waiting period, beginning at the end of the first contract quarter following the effective date of the feature and up to and including on the benefit date. Once the feature is terminated, as discussed above, the charge will no longer be deducted. We will also not assess the quarterly fee if you surrender or annuitize before the end of the quarter.

OPTION 1
CONTRACT YEAR                                            ANNUALIZED FEE *
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 0-5                                                           0.65%
 6-10                                                          0.45%
 11+                                                            none

* As a percentage of your contract value minus Purchase Payments received after the 90th day since the purchase of your contract. The amount of this charge is subject to change at any time for prospectively issued contracts.

What happens to Capital Protector upon a Spousal Continuation?

If your qualified spouse chooses to continue this contract upon your death, this benefit cannot be terminated. The effective date, the waiting period and the corresponding benefit payment date will not change as a result of a spousal continuation. SEE SPOUSAL CONTINUATION BELOW.

Important Information

The Capital Protector feature may not guarantee a return of all of your Purchase Payments. If you plan to add subsequent Purchase Payments over the life of your contract, you should know that the Capital Protector would not protect the majority of those payments.

Since the Capital Protector feature may not guarantee a return of all Purchase Payments at the end of the waiting period, it is important to realize that subsequent Purchase Payments made into the contract may decrease the value of the Capital Protector benefit. For example, if near the end of the waiting period your Capital Protector Base is greater than your contract value, and you then make a subsequent Purchase Payment that causes your Contract Value to be larger than your Capital Protector Base on your benefit date, you will not receive any benefit even though you have paid for the Capital Protector feature throughout the waiting period. You should discuss subsequent Purchase Payments with your financial representative as such activity may reduce the value of this Capital Protector benefit.

We reserve the right to modify, suspend or terminate the Capital Protector feature (in its entirety or any component) at any time for prospectively issued contracts.

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                                  DEATH BENEFIT
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If you die during the Accumulation Phase of your contract, we pay a death benefit to your Beneficiary. At the time you purchase your contract, you must select a death benefit option. This contract provides three death benefit options. The first is the Standard Death Benefit which is automatically included in your contract for no additional fee. We also offer, for an additional fee, the selection of one of two enhanced death benefit options. If you choose one of the enhanced death benefit options, you may also elect, for an additional fee, the EstatePlus feature. Your death benefit elections must be made at the time of contract application and the election cannot be terminated. You should discuss the available options with your financial representative to determine which option is best for you.

We do not pay the death benefit if you die after you switch to the Income Phase. However, if you die during the Income Phase, your Beneficiary receives any remaining guaranteed income payments in accordance with the income option you selected. SEE INCOME OPTIONS BELOW.

You name your Beneficiary. You may change the Beneficiary at any time, unless you previously made an irrevocable Beneficiary designation.

We calculate and pay the death benefit when we receive all required paperwork and satisfactory proof of death. We consider the following satisfactory proof of death:

     1. a certified copy of the death certificate; or

     2. a certified copy of a decree of a court of competent jurisdiction as to the finding of death; or

     3. a written statement by a medical doctor who attended the deceased at the time of death; or

     4. any other proof satisfactory to us.

We may require additional proof before we pay the death benefit.

If the Beneficiary is the spouse of a deceased owner, he or she can elect to continue the Contract. SEE SPOUSAL CONTINUATION BELOW.

If a Beneficiary does not elect a specific form of pay out within 60 days of our receipt of all required paperwork and satisfactory proof of death, we pay a lump sum death benefit to the Beneficiary.

The death benefit may be paid immediately in the form of a lump sum payment or paid under one of the available Income Options. PLEASE SEE INCOME OPTIONS BELOW. A Beneficiary may also elect to continue the contract and take the death benefit amount in a series of payments based upon the Beneficiary's life expectancy under the Extended Legacy program described below, subject to the applicable Internal Revenue Code distribution requirements. Payments must begin under the selected Income Option or the Extended Legacy program no later than the first anniversary of your death for non-qualified contracts or December 31st of the year following the year of your death for IRAs. Your Beneficiary cannot participate in the Extended Legacy program if your Beneficiary has already elected another settlement option. Beneficiaries who do not begin taking payments within these specified time periods will not be eligible to elect an Income Option or participate in the Extended Legacy program.

Extended Legacy Program and Beneficiary Continuation Options

The Extended Legacy program can allow a Beneficiary to take the death benefit amount in the form of income payments over a longer period of time with the flexibility to withdraw more than the IRS required minimum distribution if they wish. The contract continues in the original owner's name for the benefit of the Beneficiary. The Extended Legacy program allows the Beneficiary to take distributions in the form of a series of payments similar to the required minimum distributions under an IRA. Generally, IRS required minimum distributions must be made at least annually over a period not to exceed the Beneficiary's life expectancy as determined in the calendar year after your death. A Beneficiary may withdraw all or a portion of the contract value at any time, name their own beneficiary to receive any remaining unpaid interest in the contract in the event of their death and make transfers among investment options. If the contract value is less than the death benefit amount as of the date we receive satisfactory proof of death and all required paperwork, we will increase the contract value by the amount which the death benefit exceeds contract value. Participation in the program may impact certain features of the contract that are detailed in the Death Claim Form. Please see your financial representative for additional information.

Alternatively to the Extended Legacy program, the Beneficiary may also elect to receive the death benefit under a 5-year option. The Beneficiary may take withdrawals as desired, but the entire contract value must be distributed by the fifth anniversary of your death for Non-qualified contracts or by December 31st of the year containing the fifth anniversary of your death for IRAs. For IRAs, the five-year option is not available if the date of death is after the required beginning date for distributions (April 1 of the year following the year the owner reaches the age of 70 1/2).

Please consult your tax advisor regarding tax implications and your particular circumstances.

DEFINED TERMS

The term "Net Purchase Payment" is used frequently in explaining the death benefit options. Net Purchase Payment is an on-going calculation. It does not represent a contract value.

We define Net Purchase Payments as Purchase Payments less an Adjustment for each withdrawal. If you have not taken any withdrawals from your contract, Net Purchase Payments equals total Purchase Payments into your contract. To calculate the Adjustment amount for the first withdrawal made under the contract, we determine the percentage by which the withdrawal reduced contract value. For example, a $10,000 withdrawal from a $100,000 contract is a 10% reduction in value. This percentage is calculated by dividing the amount of each withdrawal (including fees and charges applicable to the withdrawal) by the contract value immediately before taking that withdrawal. The resulting percentage is then multiplied by the amount of total Purchase Payments and subtracted from the amount of total Purchase Payments on deposit at the time of the withdrawal. The resulting amount is the initial Net Purchase Payment calculation.

To arrive at the Net Purchase Payment calculation for subsequent withdrawals, we determine the percentage by which the contract value is reduced by taking the amount of the withdrawal in relation to the contract value immediately before taking the withdrawal. We then multiply the Net Purchase Payment calculation as determined prior to the withdrawal by this percentage. We subtract that result from the Net Purchase Payment calculation as determined prior to the withdrawal to arrive at all subsequent Net Purchase Payment calculations.

The term "withdrawals" as used in describing the death benefit options below is defined as withdrawals and the fees and charges applicable to those withdrawals.

IF YOU PURCHASED YOUR CONTRACT AFTER, ON OR ABOUT JUNE 1, 2004, SUBJECT TO STATE AVAILABILITY, THE FOLLOWING STANDARD AND OPTIONAL ENHANCED DEATH BENEFITS APPLY:

STANDARD DEATH BENEFIT

If the contract is issued prior to your 83rd birthday, the standard death benefit on your contract is the greater of:

     1.  Contract value; or

     2.  Net Purchase Payments received prior to your 86th birthday.

If the contract is issued on or after the 83rd birthday but prior to your 86th birthday, the standard death benefit on your contract is the greater of:

     1.  Contract value; or

     2.  The lesser of:

          a.  Net Purchase Payments received prior to your 86th birthday; or

          b.  125% of Contract Value.

OPTIONAL ENHANCED DEATH BENEFITS

For an additional fee, you may elect one of the enhanced death benefits below which can provide greater protection for your beneficiaries. If you elect one of the enhanced death benefits, you must choose either Option 1 or Option 2 at the time you purchase your contract and you cannot change your election thereafter at any time. The fee for the enhanced death benefit is 0.20% of the average daily ending value of the assets you have allocated to the Variable Portfolios.

OPTION 1 - PURCHASE PAYMENT ACCUMULATION OPTION

If the contract is issued prior to your 75th birthday, the death benefit is the greatest of:

     1.  Contract value; or

     2. Net Purchase Payments, compounded at 3% annual growth rate to the earlier of the 75th birthday or the date of death plus Net Purchase Payments received after the 75th birthday but prior to the 86th birthday; or

     3. Contract value on the seventh contract anniversary, reduced for withdrawals since the seventh contract anniversary in the same proportion that the contract value was reduced on the date of such withdrawal, plus Net Purchase Payments received between the seventh contract anniversary but prior to the 86th birthday.

The Purchase Payment Accumulation Option can only be elected prior to your 75th birthday.

OPTION 2 - MAXIMUM ANNIVERSARY OPTION

If the contract is issued prior to your 83rd birthday, the death benefit is the greatest of:

     1.  Contract value; or

     2.  Net Purchase Payments received prior to your 86th birthday; or

     3. Maximum anniversary value on any contract anniversary prior to your 83rd birthday. The anniversary values equal the contract value on a contract anniversary plus any Purchase Payments since that anniversary but prior to your 86th birthday; and reduced for any withdrawals since that contract anniversary in the same proportion that the withdrawal reduced the contract value on the date of the withdrawal.

The Maximum Anniversary option may only be elected prior to your 83rd birthday.

If you are age 90 or older at the time of death and selected the Maximum Anniversary death benefit, the death benefit will be equal to the contract value. Accordingly, you will not get any benefit from this option if you are age 90 or older at the time of your death.

For contracts in which the aggregate of all Purchase Payments in contracts issued by AIG SunAmerica Life and/or First SunAmerica Life Insurance Company to the same owner are in excess of $1,000,000, we reserve the right to limit the death benefit amount that is in excess of contract value at the time we receive all paperwork and satisfactory proof of death. Any limit on the maximum death benefit payable would be mutually agreed upon by you and the Company prior to purchasing the contract.

IF YOU PURCHASED YOUR CONTRACT BETWEEN OCTOBER 24, 2001 AND ON OR ABOUT MAY 31, 2004, THE FOLLOWING STANDARD AND OPTIONAL ENHANCED DEATH BENEFIT PROVISIONS APPLY.

STANDARD DEATH BENEFIT

The standard death benefit on your contract is the greater of:

     1.  Net Purchase Payments; or

     2. the contract value on the date we receive all required paperwork and satisfactory proof of death.

OPTIONAL ENHANCED DEATH BENEFITS

For an additional fee, you may elect one of the enhanced death benefits below which can provide greater protection for your beneficiaries. You must choose either Option 1 or Option 2 at the time you purchase your contract and you cannot change your election at any time. The enhanced death benefit options are not available if you are age 86 or older at the time of contract issue. The fee for the enhanced death benefit is 0.20% of the average daily ending value of the assets you have allocated to the Variable Portfolios.

OPTION 1 - PURCHASE PAYMENT ACCUMULATION OPTION

The death benefit is the greatest of:

     1. the contract value on the date we receive all required paperwork and satisfactory proof of death; or

     2. Net Purchase Payments, compounded at a 4% annual growth rate until the date of death (3% growth rate if age 70 or older at the time of contract issue) plus any Purchase Payments recorded after the date of death; and reduced for any withdrawals recorded after the date of death in the same proportion that the withdrawal reduced the contract value on the date of the withdrawal; or

     3. the contract value on the seventh contract anniversary, plus Purchase Payments, since the seventh contract anniversary; and reduced for withdrawals since the seventh contract anniversary in the same proportion that the contract value was reduced on the date of such withdrawal, all compounded at a 4% annual growth rate until the date of death (3% growth rate if age 70 or older at the time of contract issue) plus any Purchase Payments recorded after the date of death; and reduced for any withdrawals recorded after the date of death in the same proportion that the withdrawal reduced the contract value on the date of the withdrawal.

OPTION 2 - MAXIMUM ANNIVERSARY OPTION

The death benefit is the greatest of:

     1. the contract value on the date we receive all required paperwork and satisfactory proof of death; or

     2. Net Purchase Payments; or

     3. the maximum anniversary value on any contract anniversary prior to your 81st birthday. The anniversary value equals the contract value on a contract anniversary plus any Purchase Payments since that anniversary; and reduced for any withdrawals since that contract anniversary in the same proportion that the withdrawal reduced the contract value on the date of the withdrawal.

If you are age 90 or older at the time of death and selected the Maximum Anniversary death benefit, the death benefit will be equal to the contract value at the time we receive all required paperwork and satisfactory proof of death. Accordingly, you do not get the advantage of this option if:

     - you are age 81 or older at the time of contract issue; or

     - you are age 90 or older at the time of your death.

The Death Benefit on contracts issued before October 24, 2001 would be subject to a different calculation. Please see the Statement of Additional Information for details.

OPTIONAL ESTATEPLUS FEATURE

The EstatePlus benefit, if elected, may increase the death benefit amount. In order to elect EstatePlus, you must have also elected one of the optional enhanced death benefits described above. If you have earnings in your contract at the time of death, we will add a percentage of those earnings (the "EstatePlus Percentage"), subject to a maximum dollar amount (the "Maximum EstatePlus Amount"), to the death benefit payable. The contract year of your death will determine the EstatePlus percentage and the Maximum EstatePlus percentage.

The table below provides the details if you are age 69 or younger at the time we issue your contract:

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 CONTRACT YEAR         ESTATEPLUS              MAXIMUM
    OF DEATH           PERCENTAGE         ESTATEPLUS AMOUNT
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 Years 0 - 4       25% of Earnings      40% of Net Purchase
                                        Payments
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 Years 5 - 9       40% of Earnings      65% of Net Purchase
                                        Payments*
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 Years 10+         50% of Earnings      75% of Net Purchase
                                        Payments*
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If you are between your 70th and 81st birthdays at the time we issue your contract the table below shows the available EstatePlus benefit:

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 CONTRACT YEAR         ESTATEPLUS              MAXIMUM
    OF DEATH           PERCENTAGE         ESTATEPLUS AMOUNT
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 All Contract      25% of Earnings      40% of Net Purchase
 Years                                  Payments*
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* Purchase Payments received after the 5th contract anniversary must remain in the contract for at least 6 full months to be included as part of Net Purchase Payments for the purpose of the Maximum EstatePlus Amount calculations.

We may offer different levels of this benefit based on the number of years you hold your contract and/or your age at the time of issue.

What is the Contract Year of Death?

Contract Year of Death is the number of full 12 month periods beginning with the date your contract is issued and ending on the date of death.

What is the EstatePlus Percentage Amount?

We determine the amount of the EstatePlus benefit, based on a percentage of the earnings in your contract at the time of your death. For the purpose of this calculation, earnings equals contract value minus Net Purchase Payments as of the date of death. If the earnings amount is negative, no EstatePlus amount will be added.

What is the Maximum EstatePlus Amount?

The EstatePlus benefit is subject to a maximum dollar amount. The maximum EstatePlus amount is equal to a percentage of your Net Purchase Payments.

You must elect EstatePlus at the time of contract application. Once elected, you may not terminate or change this election.

We assess a 0.25% fee for EstatePlus. Therefore, electing both the enhanced death benefit and EstatePlus result in a combined fee of 0.45%. On a daily basis we deduct this annualized charge from the average daily ending value of the assets you have allocated to the Variable Portfolios.

EstatePlus is not available if you are age 81 or older at the time we issue your contract. Furthermore, a Continuing Spouse cannot benefit from EstatePlus if he/she is age 81 or older on the Continuation Date. SEE SPOUSAL CONTINUATION BELOW. The EstatePlus benefit is not payable after the Latest Annuity Date. You may pay for the EstatePlus benefit and your beneficiary may never receive the benefit if you live past the Latest Annuity Date. SEE INCOME OPTIONS BELOW.

EstatePlus may not be available in your state or through the broker-dealer with which your financial representative is affiliated. See your financial representative for information regarding availability.

WE RESERVE THE RIGHT TO MODIFY, SUSPEND OR TERMINATE THE ESTATEPLUS BENEFIT (IN ITS ENTIRETY OR ANY COMPONENT AT ANY TIME) AT ANY TIME FOR PROSPECTIVELY ISSUED CONTRACTS.

SPOUSAL CONTINUATION

If you are the original owner of the contract and the Beneficiary is your spouse, your spouse may elect to continue the contract after your death. The spouse becomes the new owner ("Continuing Spouse"). Generally, the contract and its elected features, if any, remain the same. The Continuing Spouse is subject to the same fees, charges and expenses applicable to the original owner of the contract. A spousal continuation can only take place upon the death of the original owner of the contract.

To the extent that the Continuing Spouse invests in the Variable Portfolios or MVA fixed accounts, they will be subject to investment risk as was the original owner.

Upon a spouse's continuation of the contract, we will contribute to the contract value an amount by which the death benefit that would have been paid to the beneficiary upon the death of the original owner exceeds the contract value ("Continuation Contribution"), if any. We calculate the Continuation Contribution as of the date of the original owner's death. We will add the Continuation Contribution as of the date we receive both the Continuing Spouse's written request to continue the contract and proof of death of the original owner in a form satisfactory to us ("Continuation Date"). The Continuation Contribution is not considered a Purchase Payment for the purposes of any other calculations except as explained in Appendix C.

Generally, the age of the Continuing Spouse on the Continuation Date and on the date of the Continuing Spouse's death will be used in determining any future death benefits under the Contract.

The Continuing Spouse, generally, cannot change any contract provisions as the new owner. However, on the Continuation Date, the Continuing Spouse may terminate the original owner's election of the optional enhanced death benefit and, if elected, EstatePlus. The Continuing Spouse cannot elect to continue EstatePlus without also continuing the enhanced death benefit. We will terminate EstatePlus if the Continuing Spouse is age 81 or older on the Continuation Date. If the enhanced death benefit and/or EstatePlus is terminated or if the Continuing Spouse dies after the latest Annuity Date, no benefit will be payable under the Estate Plus feature.

SEE APPENDIX C FOR A DISCUSSION OF THE DEATH BENEFIT CALCULATIONS AFTER A SPOUSAL CONTINUATION.

WE RESERVE THE RIGHT TO MODIFY, SUSPEND OR TERMINATE THE SPOUSAL CONTINUATION PROVISION (IN ITS ENTIRETY OR ANY COMPONENT) AT ANY TIME FOR PROSPECTIVELY ISSUED CONTRACTS.

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                                    EXPENSES
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There are charges and expenses associated with your contract. These charges and expenses reduce your investment return. We will not increase the contract maintenance fee or the insurance and withdrawal charges under your contract. However, the investment charges under your contract may increase or decrease. Some states may require that we charge less than the amounts described below.

SEPARATE ACCOUNT CHARGES

The Company deducts a mortality and expense risk charge in the amount of 1.52%, annually of the value of your contract invested in the Variable Portfolios. We deduct the charge daily. This charge compensates the Company for the mortality and expense risk and the costs of contract distribution assumed by the Company.

Generally, the mortality risks assumed by the Company arise from its contractual obligations to make income payments after the Annuity Date and to provide a death benefit. The expense risk assumed by the Company is that the costs of administering the contracts and the Separate Account will exceed the amount received from the administrative fees and charges assessed under the contract.

If these charges do not cover all of our expenses, we will pay the difference. Likewise, if these charges exceed our expenses, we will keep the difference. The separate account charge is expected to result in a profit. Profit may be used for any legitimate cost or expense including distribution, depending upon market conditions.

WITHDRAWAL CHARGES

The contract provides a free withdrawal amount every year. SEE ACCESS TO YOUR MONEY ABOVE. If you take money out in excess of the free withdrawal amount, you may incur a withdrawal charge. You may also incur a withdrawal charge upon a full surrender.

We apply a withdrawal charge against each Purchase Payment you put into the contract. After a Purchase Payment has been in the contract for 3 complete years, no withdrawal charge applies. The withdrawal charge equals a percentage of the Purchase Payment you take out of the contract. The withdrawal charge percentage declines each year a Purchase Payment is in the contract, as follows:

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            YEAR                1        2        3        4+
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 WITHDRAWAL
 CHARGE                         7%       6%       5%       0%
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When calculating the withdrawal charge, we treat withdrawals as coming first from the Purchase Payments that have been in your contract the longest. However, for tax purposes, your withdrawals are considered earnings first, then Purchase Payments. SEE ACCESS TO YOUR MONEY ABOVE.

Whenever possible, we deduct the withdrawal charge from the money remaining in your contract. If you withdraw all of your contract value, we deduct any applicable withdrawal charges from the amount withdrawn.

We will not assess a withdrawal charge for money withdrawn to pay a death benefit or to pay contract fees or charges. We will not assess a withdrawal charge when you switch to the Income Phase.

Withdrawals made prior to age 59 1/2 may result in tax penalties. SEE TAXES
BELOW.

INVESTMENT CHARGES

  INVESTMENT MANAGEMENT FEES

Charges are deducted from your Variable Portfolios for the advisory and other expenses of the Variable Portfolios. The FEE TABLES above illustrate these charges and expenses. For more detailed information on these investment charges, refer to the accompanying prospectuses for the Trusts.

  12b-1 FEES

Shares of certain trusts may be subject to fees imposed under a distribution and/or servicing plan adopted pursuant to Rule 12b-1 under the Investment Company Act of 1940. For SunAmerica Series Trust ("SAST"), under the distribution plan which is applicable to Class 2 and 3 shares, recaptured brokerage commissions will be used to make payments to AIG SunAmerica Capital Services, Inc., the SAST Distributor, to pay for various distribution activities on behalf of the SAST Portfolios. These distribution fees will not increase the cost of your investment or affect your return.

In addition, the 0.15% to 0.25% fees applicable to Anchor Series Trust, SunAmerica Series Trust, the Class II shares of the Van Kampen Life Investment Trust, Class 2 shares of American Funds Insurance Series, and Nations Separate Account Trust, as shown in the Fee Table, are generally used to pay financial intermediaries for services provided over the life of your contract.

For more detailed information on these Investment Charges, refer to the prospectuses for the underlying portfolios.

CONTRACT MAINTENANCE FEE

During the Accumulation Phase, we subtract a contract maintenance fee from your account once per year. This charge compensates us for the cost of contract administration. We deduct the $35 contract maintenance fee ($30 in North Dakota) from your account value on your contract anniversary. If you withdraw your entire contract value, we deduct the fee from that withdrawal.

If your contract value is $50,000 or more on your contract anniversary date, we will waive the charge. This waiver is subject to change without notice.

TRANSFER FEE

We generally permit 15 free transfers between investment options each contract year. We charge you $25 for each additional transfer that contract year ($10 in Pennsylvania and Texas). SEE INVESTMENT OPTIONS ABOVE.

OPTIONAL CAPITAL PROTECTOR FEE

The fee for the Capital Protector feature is as follows:

CONTRACT YEAR                                             ANNUALIZED CHARGE
-------------                                             -----------------
 0-5                                                            0.65%
 6-10                                                           0.45%
 11+                                                             none

The fee is calculated as a percentage of your contract value minus Purchase Payments received after the 90th day since you purchased your contract. The fee is deducted at the end of the first contract quarter and quarterly thereafter from your contract value.

OPTIONAL POLARIS INCOME REWARDS FEE

The annualized Polaris Income Rewards fee is calculated as a percentage of your Withdrawal Benefit Base. The fee will be assessed and deducted periodically from your contract value, starting on the first quarter following the Benefit Effective Date and ending upon the termination of the benefit. If your contract falls to zero before the benefit has been terminated, the fee will no longer be assessed.

TIME ELAPSED SINCE
BENEFIT EFFECTIVE DATE                                      ANNUALIZED FEE
----------------------                                      --------------
 0-7 years                                                      0.65%
 8+ years                                                       0.45%

OPTIONAL ENHANCED DEATH BENEFIT FEE

The fee for the optional enhanced death benefit is 0.20% of the average daily ending value of the assets you have allocated to the Variable Portfolios.

OPTIONAL ESTATEPLUS FEE

We charge 0.25% for the EstatePlus feature. On a daily basis we deduct this charge from the average daily ending value of the assets you have allocated to the Variable Portfolios.

PREMIUM TAX

Certain states charge the Company a tax on the premiums you pay into the contract, ranging from 0% to 3.5%. We deduct these premium tax charges from your contract when applicable. Currently we deduct the charge for premium taxes when you take a full withdrawal or begin the Income Phase of the contract. In the future, we may assess this deduction at the time you put Purchase Payment(s) into the contract or upon payment of a death benefit.


INCOME TAXES

We do not currently deduct income taxes from your contract. We reserve the right to do so in the future.

REDUCTION OR ELIMINATION OF CHARGES AND EXPENSES, AND ADDITIONAL AMOUNTS
CREDITED

Sometimes sales of the contracts to groups of similarly situated individuals may lower our administrative and/or sales expenses. We reserve the right to reduce or waive certain charges and expenses when this type of sale occurs. In addition, we may also credit additional interest to policies sold to such groups. We determine which groups are eligible for such treatment. Some of the criteria we evaluate to make a determination are: size of the group; amount of expected Purchase Payments; relationship existing between us and prospective purchaser; nature of the purchase; length of time a group of contracts is expected to remain active; purpose of the purchase and whether that purpose increases the likelihood that our expenses will be reduced; and/or any other factors that we believe indicate that administrative and/or sales expenses may be reduced.

AIG SunAmerica Life may make such a determination regarding sales to its employees, it affiliates' employees and employees of currently contracted broker-dealers; its registered representatives and immediate family members of all of those described.

We reserve the right to change or modify any such determination or the treatment applied to a particular group, at any time.
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                                 INCOME OPTIONS
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ANNUITY DATE

During the Income Phase, we use the money accumulated in your contract to make regular income payments to you. You may switch to the Income Phase any time after your second contract anniversary. You select the month and year you want income payments to begin. The first day of that month is the Annuity Date. You may change your Annuity Date, so long as you do so at least seven days before the income payments are scheduled to begin. Once you begin receiving income payments, you cannot change your income option. Except as indicated under Option 5 below, once you begin receiving income payments, you cannot otherwise access your money through a withdrawal or surrender.

Income payments must begin on or before the Latest Annuity Date, which is your 95th birthday or on your tenth contract anniversary, whichever occurs later. If you do not choose an Annuity Date, your income payments will automatically begin on this date. Certain states may require your income payments to start earlier.

If the Annuity Date is past your 85th birthday, your contract could lose its status as an annuity under Federal tax laws. This may cause you to incur adverse tax consequences.

In addition, most Qualified contracts require you to take minimum distributions after you reach age 70 1/2. SEE TAXES BELOW.

INCOME OPTIONS

Currently, this Contract offers five income options (see below). Other income options may be available. Contact the Annuity Service Center for more information. If you elect to receive income payments but do not select an option, your income payments will be made in accordance with option 4 for a period of 10 years. For income payments based on joint lives, we pay according to Option 3 for a period of 10 years.

We base our calculation of income payments on the life of the Annuitant and the annuity rates set forth in your contract. As the contract owner, you may change the Annuitant at any time prior to the Annuity Date. You must notify us if the Annuitant dies before the Annuity Date and designate a new Annuitant.

     OPTION 1 - LIFE INCOME ANNUITY

This option provides income payments for the life of the Annuitant. Income payments stop when the Annuitant dies.

     OPTION 2 - JOINT AND SURVIVOR LIFE ANNUITY

This option provides income payments for the life of the Annuitant and for the life of another designated person. Upon the death of either person, we will continue to make income payments during the lifetime of the survivor. Income payments stop when the survivor dies.

     OPTION 3 - JOINT AND SURVIVOR LIFE ANNUITY WITH 10 OR 20 YEARS GUARANTEED

This option is similar to Option 2 above, with an additional guarantee of payments for at least 10 years. If the Annuitant and the survivor die before all of the guaranteed income payments have been made, the remaining payments are made to the Beneficiary under your contract.

     OPTION 4 - LIFE ANNUITY WITH 10 OR 20 YEARS GUARANTEED

This option is similar to Option 1 above. In addition, this option provides a guarantee that income payments will be made for at least 10 or 20 years. You select the number of years. If the Annuitant dies before all guaranteed income payments are made, the remaining income payments go to the Beneficiary under your contract.

     OPTION 5 - INCOME FOR A SPECIFIED PERIOD

This option provides income payments for a guaranteed period ranging from 5 to 30 years. If the Annuitant dies before all the guaranteed income payments are made, the remaining income payments are made to the Beneficiary under your contract. Additionally, if variable income payments are elected under this option, you (or the Beneficiary under the contract if the Annuitant dies prior to all guaranteed income payments being made) may redeem any remaining guaranteed variable income payments after the Annuity Date. The amount available upon such redemption would be the discounted present value of any remaining guaranteed variable income payments. If provided for in your contract, any applicable withdrawal charge will be deducted from the discounted value as if you fully surrendered your contract.

The value of an Annuity Unit, regardless of the option chosen, takes into account the mortality and expense risk charge. Since Option 5 does not contain an element of mortality risk, no benefit is derived from this charge.

Please read the Statement of Additional Information ("SAI") for a more detailed discussion of the income options.

FIXED OR VARIABLE INCOME PAYMENTS

You can choose income payments that are fixed, variable or both. Unless otherwise elected, if at the date when income payments begin you are invested in the Variable Portfolios only, your income payments will be variable, and if your money is only in fixed accounts at that time, your income payments will be fixed in amount. Further, if you are invested in both fixed and variable investment options when income payments begin, your payments will be fixed and variable, unless otherwise elected. If income payments are fixed, AIG SunAmerica Life guarantees the amount of each payment. If the income payments are variable the amount is not guaranteed.

INCOME PAYMENTS

We make income payments on a monthly, quarterly, semiannual or annual basis. You instruct us to send you a check or to have the payments directly deposited into your bank account. If state law allows, we distribute annuities with a contract value of $5,000 or less in a lump sum. Also, if the selected income option results in income payments of less than $50 per payment, we may decrease the frequency of payments, state law allowing.

If you are invested in the Variable Portfolios after the Annuity date, your income payments vary depending on four things:

     - for life options, your age when payments begin, and in most states, if a Non-qualified contract, your gender; and

     - the value of your contract in the Variable Portfolios on the Annuity Date; and

     - the 3.5% assumed investment rate used in the annuity table for the contract; and

     - the performance of the Variable Portfolios in which you are invested during the time you receive income payments.

If you are invested in both the fixed account options and the Variable Portfolios after the Annuity Date, the allocation of funds between the fixed and variable options also impacts the amount of your annuity payments.

The value of variable income payments, if elected, is based on an assumed interest rate ("AIR") of 3.5% compounded annually. Variable income payments generally increase or decrease from one income payment date to the next based upon the performance of the applicable Variable Portfolios. If the performance of the Variable Portfolios selected is equal to the AIR, the income payments will remain constant. If performance of Variable Portfolios is greater than the AIR, the income payments will increase and if it is less than the AIR, the income payments will decline.

TRANSFERS DURING THE INCOME PHASE

During the Income Phase, one transfer per month is permitted between the Variable Portfolios. No other transfers are allowed during the Income Phase. DEFERMENT OF PAYMENTS

We may defer making fixed payments for up to six months, or less if required by law. Interest is credited to you during the deferral period. See also ACCESS TO YOUR MONEY above for a discussion of when payments from a Variable Portfolio may be suspended or postponed.
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                                      TAXES
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NOTE: THE BASIC SUMMARY BELOW ADDRESSES BROAD FEDERAL TAXATION MATTERS, AND GENERALLY DOES NOT ADDRESS STATE TAXATION ISSUES OR QUESTIONS. IT IS NOT TAX ADVICE. WE CAUTION YOU TO SEEK COMPETENT TAX ADVICE ABOUT YOUR OWN CIRCUMSTANCES. WE DO NOT GUARANTEE THE TAX STATUS OF YOUR ANNUITY. TAX LAWS CONSTANTLY CHANGE; THEREFORE, WE CANNOT GUARANTEE THAT THE INFORMATION CONTAINED HEREIN IS COMPLETE AND/OR ACCURATE. WE HAVE INCLUDED AN ADDITIONAL DISCUSSION REGARDING TAXES IN THE SAI.

ANNUITY CONTRACTS IN GENERAL

The Internal Revenue Code ("IRC") provides for special rules regarding the tax treatment of annuity contracts. Generally, taxes on the earnings in your annuity contract are deferred until you take the money out. Qualified retirement investments that satisfy specific tax and ERISA requirements automatically provide tax deferral regardless of whether the underlying contract is an annuity, a trust, or a custodial account. Different rules apply depending on how you take the money out and whether your contract is Qualified or Non-Qualified.

If you do not purchase your contract under a pension plan, a specially sponsored employer program or an individual retirement account, your contract is referred to as a Non-Qualified contract. A Non-Qualified contract receives different tax treatment than a Qualified contract. In general, your cost in a Non-Qualified contract is equal to the Purchase Payments you put into the contract. You have already been taxed on the cost basis in your contract.

If you purchase your contract under a pension plan, a specially sponsored employer program or as an individual retirement account, your contract is referred to as a Qualified contract. Examples of qualified plans or arrangements are: Individual Retirement Accounts ("IRAs"), Roth IRAs, Tax-Sheltered Annuities (referred to as 403(b) contracts), plans of self-employed individuals (often referred to as H.R.10 Plans or Keogh Plans) and pension and profit sharing plans, including 401(k) plans. Typically, for employer plans and tax-deductible IRA contributions, you have not paid any tax on the Purchase Payments used to buy your contract and therefore, you have no cost basis in your contract. However, you normally will have cost basis in a Roth IRA, and you may have cost basis in a traditional IRA or in another Qualified Contract.

TAX TREATMENT OF DISTRIBUTIONS -- NON-QUALIFIED CONTRACTS

If you make a partial or total withdrawal from a Non-Qualified contract, the IRC treats such a withdrawal as first coming from the earnings and then as coming from your Purchase Payments. Purchase payments made prior to August 14, 1982, however, are an important exception to this general rule, and for tax purposes are treated as being distributed before the earnings on those contributions. If you annuitize your contract, a portion of each income payment will be considered, for tax purposes, to be a return of a portion of your Purchase Payment(s). Any portion of each income payment that is considered a return of your Purchase Payment will not be taxed. Withdrawn earnings are treated as income to you and are taxable. The IRC provides for a 10% penalty tax on any earnings that are withdrawn other than in conjunction with the following circumstances: (1) after reaching age 59 1/2; (2) when paid to your Beneficiary after you die; (3) after you become disabled (as defined in the IRC); (4) when paid in a series of substantially equal installments made for your life or for the joint lives of you and your Beneficiary; (5) under an immediate annuity; or
(6) which are attributable to Purchase Payments made prior to August 14, 1982.

TAX TREATMENT OF DISTRIBUTIONS -- QUALIFIED CONTRACTS (INCLUDING GOVERNMENTAL 457(b) ELIGIBLE DEFERRED COMPENSATION PLANS)

Generally, you have not paid any taxes on the Purchase Payments used to buy a Qualified contract. As a result, with certain limited exceptions, any amount of money you take out as a withdrawal or as income payments is taxable income. In the case of certain Qualified contracts, the IRC further provides for a 10% penalty tax on any taxable withdrawal or income payment paid to you other than in conjunction with the following circumstances: (1) after reaching age 59 1/2;
(2) when paid to your Beneficiary after you die; (3) after you become disabled (as defined in the IRC); (4) in a series of substantially equal installments, made for your life or for the joint lives of you and your Beneficiary, that begins after separation from service with the employer sponsoring the plan; (5) to the extent such withdrawals do not exceed limitations set by the IRC for deductible amounts paid during the taxable year for medical care; (6) to fund higher education expenses (as defined in the IRC; only from an IRA); (7) to fund certain first-time home purchase expenses (only from an IRA); (8) when you separate from service after attaining age 55 (does not apply to an IRA); (9) when paid for health insurance, if you are unemployed and meet certain requirements; and (10) when paid to an alternate payee pursuant to a qualified domestic relations order. This 10% penalty tax does not apply to withdrawals or income payments from governmental 457(b) eligible deferred compensation plans, except to the extent that such withdrawals or income payments are attributable to a prior rollover to the plan (or earnings thereon) from another plan or arrangement that was subject to the 10% penalty tax.

The IRC limits the withdrawal of an employee's voluntary Purchase Payments from a Tax-Sheltered Annuity (TSA). Withdrawals can only be made when an owner: (1) reaches age 59 1/2; (2) severs employment with the employer; (3) dies; (4) becomes disabled (as defined in the IRC); or (5) experiences a financial hardship (as defined in the IRC). In the case of hardship, the owner can only withdraw Purchase Payments. Additional plan limitations may also apply. Amounts held in a TSA annuity contract as of December 31, 1988 are not subject to these restrictions. Qualifying transfers of amounts from one TSA contract to another TSA contract under section 403(b) or to a custodial account under section 403(b)(7), and qualifying transfers to a state defined benefit plan to purchase service credits, are not considered distributions, and thus are not subject to these withdrawal limitations. If amounts are transferred from a custodial account described in Code section 403(b)(7) to this contract the transferred amount will retain the custodial account withdrawal restrictions.

Withdrawals from other Qualified Contracts are often limited by the IRC and by the employer's plan.

MINIMUM DISTRIBUTIONS

Generally, the IRC requires that you begin taking annual distributions from qualified annuity contracts by April 1 of the calendar year following the later of (1) the calendar year in which you attain age 70 1/2 or (2) the calendar year in which you separate from service from the employer sponsoring the plan. If you own an IRA, you must begin taking distributions when you attain age 70 1/2 regardless of when you separate from service from the employer sponsoring the plan. If you own more than one TSA, you may be permitted to take your annual distributions in any combination from your TSAs. A similar rule applies if you own more than one IRA. However, you cannot satisfy this distribution requirement for your TSA contract by taking a distribution from an IRA, and you cannot satisfy the requirement for your IRA by taking a distribution from a TSA.

You may be subject to a surrender charge on withdrawals taken to meet minimum distribution requirements, if the withdrawals exceed the contract's maximum penalty free amount.

Failure to satisfy the minimum distribution requirements may result in a tax penalty. You should consult your tax advisor for more information.

You may elect to have the required minimum distribution amount on your contract calculated and withdrawn each year under the automatic withdrawal option. You may select monthly, quarterly, semiannual, or annual withdrawals for this purpose. This service is provided as a courtesy and we do not guarantee the accuracy of our calculations. Accordingly, we recommend you consult your tax advisor concerning your required minimum distribution. You may terminate your election for automated minimum distribution at any time by sending a written request to our Annuity Service Center. We reserve the right to change or discontinue this service at any time.

The IRS issued new regulations, effective January 1, 2003, regarding required minimum distributions from qualified annuity contracts. One of the regulations requires that the annuity contract value used to determine required minimum distributions include the actuarial value of other benefits under the contract, such as optional death benefits. This regulation does not apply to required minimum distributions made under an irrevocable annuity income option. We are currently awaiting further clarification from the IRS on this regulation, including how the value of such benefits is determined. You should discuss the effect of these new regulations with your tax advisor.

TAX TREATMENT OF DEATH BENEFITS

Any death benefits paid under the contract are taxable to the Beneficiary. The rules governing the taxation of payments from an annuity contract, as discussed above, generally apply whether the death benefits are paid as lump sum or annuity payments. Estate taxes may also apply.

Certain enhanced death benefits may be purchased under your contract. Although these types of benefits are used as investment protection and should not give rise to any adverse tax effects, the IRS could take the position that some or all of the charges for these death benefits should be treated as a partial withdrawal from the contract. In that case, the amount of the partial withdrawal may be includible in taxable income and subject to the 10% penalty if the owner is under 59 1/2.

If you own a Qualified contract and purchase these enhanced death benefits, the IRS may consider these benefits "incidental death benefits." The IRC imposes limits on the amount of the incidental death benefits allowable for Qualified contracts. If the death benefit(s) selected by you are considered to exceed these limits, the benefit(s)could result in taxable income to the owner of the Qualified contract. Furthermore, the IRC provides that the assets of an IRA (including a Roth IRA) may not be invested in life insurance, but may provide, in the case of death during the Accumulation Phase, for a death benefit payment equal to the greater of Purchase Payments or Contract Value. This contract offers death benefits, which may exceed the greater of Purchase Payments or Contract Value. If the IRS determines that these benefits are providing life insurance, the contract may not qualify as an IRA (including Roth IRAs). You should consult your tax advisor regarding these features and benefits prior to purchasing a contract.

CONTRACTS OWNED BY A TRUST OR CORPORATION

A Trust or Corporation ("Non-Natural Owner") that is considering purchasing this contract should consult a tax advisor. Generally, the IRC does not treat a Non-Qualified contract owned by a non-natural owner as an annuity contract for Federal income tax purposes. The non-natural owner pays tax currently on the contract's value in excess of the owner's cost basis. However, this treatment is not applied to a contract held by a trust or other entity as an agent for a natural person nor to contracts held by Qualified Plans. See the SAI for a more detailed discussion of the potential adverse tax consequences associated with non-natural ownership of a non-qualified annuity contract.

GIFTS, PLEDGES AND/OR ASSIGNMENTS OF A CONTRACT

If you transfer ownership of your Non-Qualified contract to a person other than your spouse (or former spouse incident to divorce) as a gift you will pay federal income tax on the contract's cash value to the extent it exceeds your cost basis. The recipient's cost basis will be increased by the amount on which you will pay federal taxes. In addition, the IRC treats any assignment or pledge (or agreement to assign or pledge) of any portion of a Non- Qualified contract as a withdrawal. See the SAI for a more detailed discussion regarding potential tax consequences of gifting, assigning, or pledging a Non-Qualified contract.

The IRC prohibits Qualified annuity contracts including IRAs from being transferred, assigned or pledged as security for a loan. This prohibition, however, generally does not apply to loans under an employer-sponsored plan (including loans from the annuity contract) that satisfy certain requirements, provided that: (a) the plan is not an unfunded deferred compensation plan; and
(b) the plan funding vehicle is not an IRA.

DIVERSIFICATION AND INVESTOR CONTROL

The IRC imposes certain diversification requirements on the underlying investments for a variable annuity. We believe that the management of the Underlying Funds monitors the Funds so as to comply with these requirements. To be treated as a variable annuity for tax purposes, the underlying investments must meet these requirements.

The diversification regulations do not provide guidance as to the circumstances under which you, and not the Company, would be considered the owner of the shares of the Variable Portfolios under your Non-Qualified Contract, because of the degree of control you exercise over the underlying investments. This diversification requirement is sometimes referred to as "investor control." It is unknown to what extent owners are permitted to select investments, to make transfers among Variable Portfolios or the number and type of Variable Portfolios owners may select from. If any guidance is provided which is considered a new position, then the guidance should generally be applied prospectively. However, if such guidance is considered not to be a new position, it may be applied retroactively. This would mean that you, as the owner of the Non-qualified Contract, could be treated as the owner of the underlying Variable Portfolios. Due to the uncertainty in this area, we reserve the right to modify the contract in an attempt to maintain favorable tax treatment.

These investor control limitations generally do not apply to Qualified Contracts, which are referred to as "Pension Plan Contracts" for purposes of this rule, although the limitations could be applied to Qualified Contracts in the future.

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                                   PERFORMANCE
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We advertise the Cash Management Portfolio's yield and effective yield. In addition, the other Variable Portfolios advertise total return, gross yield and yield-to-maturity. These figures represent past performance of the Variable Portfolios. These performance numbers do not indicate future results.

When we advertise performance for periods prior to the date the contracts were first issued, we derive the figures from the performance of the corresponding portfolios for the Trusts, if available. We modify these numbers to reflect charges and expenses as if the Variable Portfolio was in existence during the period stated in the advertisement. Figures calculated in this manner do not represent actual historic performance of the particular Variable Portfolio.

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                                OTHER INFORMATION
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AIG SUNAMERICA LIFE

AIG SunAmerica Life is a stock life insurance company originally organized under the laws of the state of California in April 1965. On January 1, 1996, AIG SunAmerica Life redomesticated under the laws of the state of Arizona.

AIG SunAmerica Life and its affiliates, SunAmerica Life Insurance Company, First SunAmerica Life Insurance Company, AIG SunAmerica Asset Management Corp., and the AIG Advisors Group, Inc. (comprising six wholly-owned broker-dealers and two investment advisors), specialize in retirement savings and investment products and services. Business focuses include fixed and variable annuities, mutual funds and broker-dealer services.

THE SEPARATE ACCOUNT

AIG SunAmerica Life established Variable Separate Account ("separate account"), under Arizona law on January 1, 1996 when it assumed the separate account, originally established under California law on June 25, 1981. The separate account is registered with the SEC as a unit investment trust under the Investment Company Act of 1940, as amended.

AIG SunAmerica Life owns the assets in the separate account. However, the assets in the separate account are not chargeable with liabilities arising out of any other business conducted by AIG SunAmerica Life. Income gains and losses (realized and unrealized) resulting from assets in the separate account are credited to or charged against the separate account without regard to other income gains or losses of AIG SunAmerica Life. Assets in the separate account are not guaranteed by AIG SunAmerica Life.

THE GENERAL ACCOUNT

Money allocated to the fixed account options goes into AIG SunAmerica Life's general account. The general account consists of all of AIG SunAmerica Life's assets other than assets attributable to a separate account. All of the assets in the general account are chargeable with the claims of any AIG SunAmerica Life contract holders as well as all of its creditors. The general account funds are invested as permitted under state insurance laws.

PAYMENTS IN CONNECTION WITH DISTRIBUTION OF THE CONTRACT

  PAYMENTS TO BROKER-DEALERS

Registered representatives of broker-dealers sell the contract. We pay commissions to the broker-dealers for the sale of your contract ("Contract Commissions"). There are different structures by which a broker-dealer can choose to have their Contract Commissions paid. For example, as one option, we may pay upfront Contract Commission, only, that may be up to a maximum 7% of each Purchase Payment you invest (which may include promotional amounts). Another option may be a lower upfront Contract Commission on each Purchase Payment, with a trail commission of up to a maximum 1.50% of contract value, annually. We pay Contract Commissions directly to the broker-dealer with whom your registered representative is affiliated. Registered representatives may receive a portion of these amounts we pay in accordance with any agreement in place between the registered representative and his/her broker-dealer firm.

We (or our affiliates) may pay broker-dealers or permitted third parties cash or non-cash compensation, including reimbursement of expenses incurred in connection with the sale of these contracts. These payments may be intended to reimburse for specific expenses incurred or may be based on sales, certain assets under management or longevity of assets invested with us. For example, we may pay additional amounts in connection with contracts that remain invested with us for a particular period of time. We enter into such arrangements in our discretion and we may negotiate customized arrangements with firms, including affiliated and non-affiliated broker-dealers based on various factors. Promotional incentives may change at any time.

We do not deduct these amounts directly from your Purchase Payments. We anticipate recovering these amounts from the fees and charges collected under the contract. Certain compensation payments may increase our cost of doing business in a particular firm and may result in higher contractual fees and charges if you purchase your contract through such a firm. See EXPENSES,above.

AIG SunAmerica Capital Services, Inc., Harborside Financial Center, 3200 Plaza 5, Jersey City, NJ 07311-4992, distributes the contracts. AIG SunAmerica Capital Services, an affiliate of AIG SunAmerica Life, is a registered broker-dealer under the Exchange Act of 1934 and is a member of the National Association of Securities Dealers, Inc. No underwriting fees are paid in connection with the distribution of the contracts.

  PAYMENTS WE RECEIVE

In addition to amounts received pursuant to established 12b-1 Plans, we may receive compensation of up to 0.50% from the investment advisers, subadvisers or their affiliates of certain of the underlying Trusts and/or portfolios for services related to the availability of the underlying portfolios in the contract. Furthermore, certain advisers and/or subadvisers may offset the costs we incur for training to support sales of the underlying funds in the contract.

ADMINISTRATION

We are responsible for the administrative servicing of your contract. Please contact our Annuity Service Center at 1-800-445-SUN2, if you have any comment, question or service request.

We send out transaction confirmations and quarterly statements. During the accumulation phase, you will receive confirmation of transactions within your contract. Transactions made pursuant to contractual or systematic agreements, such as dollar cost averaging, may be confirmed quarterly. Purchase payments received through the automatic payment plan or a salary reduction arrangement, may also be confirmed quarterly. For other transactions, we send confirmations immediately. It is your responsibility to review these documents carefully and notify us of any inaccuracies immediately. We investigate all inquiries. To the extent that we believe we made an error, we retroactively adjust your contract, provided you notify us within 30 days of receiving the transaction confirmation or quarterly statement. Any other adjustments we deem warranted are made as of the time we receive notice of the error.

LEGAL PROCEEDINGS

There are no pending legal proceedings affecting the Separate Account. AIG SunAmerica Life engages in various kinds of routine litigation. In management's opinion, these matters are not of material importance to the Company's total assets nor are they material with respect to the Separate Account, with the exception of a purported class action captioned NIKITA Mehta, as Trustee of the N.D. Mehta Living Trust vs. AIG SunAmerica Life Assurance Company, Case 04L0199, filed on April 5, 2004 in the Circuit Court, Twentieth Judicial District in St. Clair County, Illinois. The lawsuit alleges certain improprieties in conjunction with alleged market timing activities. The probability of any particular outcome cannot be reasonably estimated at this time.

OWNERSHIP

The Polaris Choice(II) Variable Annuity is a Flexible Payment Group Deferred Annuity contract. We issue a group contract to a contract holder for the benefit of the participants in the group. As a participant in the group, you will receive a certificate which evidences your ownership. As used in this prospectus, the term contract refers to your certificate. In some states, a Flexible Payment Individual Modified Guaranteed and Variable Deferred Annuity contract is available instead. Such a contract is identical to the contract described in this prospectus, with the exception that we issue it directly to the owner.

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The consolidated financial statements of AIG SunAmerica Life Assurance Company at December 31, 2003 and 2002, and for each of the three years in the period ended December 31, 2003 and financial statements of Variable Separate Account at December 31, 2003 and for each of the two years in the period ended December 31, 2003, are incorporated by reference in this prospectus in reliance on the reports of PricewaterhouseCoopers LP, independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

REGISTRATION STATEMENT

A registration statement has been filed with the SEC under the Securities Act of 1933 relating to the contract. This prospectus does not contain all the information in the registration statement as permitted by SEC regulations. The omitted information can be obtained from the SEC's principal office in Washington, D.C., upon payment of a prescribed fee.

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                              TABLE OF CONTENTS OF
                      STATEMENT OF ADDITIONAL INFORMATION
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Additional information concerning the operations of the separate account is contained in a Statement of Additional Information ("SAI"), which is available without charge upon written request addressed to us at our Annuity Service Center, P.O. Box 54299, Los Angeles, California 90054-0299 or by calling (800) 445-SUN2. The contents of the SAI are tabulated below.

Separate Account..............................     3
General Account...............................     3
Performance Data..............................     4
Income Payments...............................    11
Income Protector..............................    11
Annuity Unit Values...........................    11
Death Benefit Options for Contracts Issued
  Before October 24, 2001.....................    16
Death Benefits following Spousal Continuation
  for Contracts Issued between October 24,
  2001 and May 31, 2004.......................    16
Taxes.........................................    17
Distribution of Contracts.....................    21
Financial Statements..........................    21

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                       APPENDIX A - CONDENSED FINANCIALS
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                                                                  INCEPTION TO      FISCAL YEAR ENDED
                                                                    12/31/02            12/31/03
                                                                  ------------      -----------------
  Capital Appreciation (Inception Date -- 9/30/02)
        Beginning AUV.......................................  (a) $24.182           $25.794
                                                              (b) $24.182           $25.757
        Ending AUV..........................................  (a) $25.794           $33.529
                                                              (b) $25.757           $33.333
        Ending Number of AUs................................  (a) 5,223             112,395
                                                              (b) 6,392             33,168
-----------------------------------------------------------------------------------------------------
  Government and Quality Bond (Inception Date -- 9/30/02)
        Beginning AUV.......................................  (a) $16.370           $16.472
                                                              (b) $16.370           $16.437
        Ending AUV..........................................  (a) $16.472           $16.588
                                                              (b) $16.437           $16.480
        Ending Number of AUs................................  (a) 25,155            508,662
                                                              (b) 11,301            111,382
-----------------------------------------------------------------------------------------------------
  Growth (Inception Date -- 9/30/02)
        Beginning AUV.......................................  (a) $19.417           $20.848
                                                              (b) $19.417           $20.812
        Ending AUV..........................................  (a) $20.848           $26.615
                                                              (b) $20.812           $26.450
        Ending Number of AUs................................  (a) 5,529             78.215
                                                              (b) 4,179             27,219
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  Natural Resources (Inception Date -- 9/30/02)
        Beginning AUV.......................................  (a) $13.753           $15.272
                                                              (b) $13.753           $15.232
        Ending AUV..........................................  (a) $15.272           $22.162
                                                              (b) $15.232           $22.010
        Ending Number of AUs................................  (a) 11                4,303
                                                              (b) 206               468
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  Aggressive Growth (Inception Date -- 9/30/02)
        Beginning AUV.......................................  (a) $10.011           $10.077
                                                              (b) $10.011           $10.044
        Ending AUV..........................................  (a) $10.077           $12.720
                                                              (b) $10.044           $12.618
        Ending Number of AUs................................  (a) 15                9,125
                                                              (b) 2,951             3,476
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  Alliance Growth (Inception Date -- 9/30/02)
        Beginning AUV.......................................  (a) $21.881           $21.940
                                                              (b) $21.881           $21.898
        Ending AUV..........................................  (a) $21.940           $27.122
                                                              (b) $21.898           $26.950
        Ending Number of AUs................................  (a) 2,961             42,581
                                                              (b) 1,192             23,501
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  Asset Allocation (Inception Date -- 9/30/02)
        Beginning AUV.......................................  (a) $16.137           $16.887
                                                              (b) $16.137           $16.891
        Ending AUV..........................................  (a) $16.887           $20.421
                                                              (b) $16.891           $20.329
        Ending Number of AUs................................  (a) 1,003             23,493
                                                              (b) 3,344             5,847
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  Blue Chip Growth (Inception Date -- 9/30/02)
        Beginning AUV.......................................  (a) $4.530            $4.659
                                                              (b) $4.530            $4.648
        Ending AUV..........................................  (a) $4.659            $5.769
                                                              (b) $4.648            $5.732
        Ending Number of AUs................................  (a) 2,553             28,163
                                                              (b) 840               2,662
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  Cash Management (Inception Date -- 9/30/02)
        Beginning AUV.......................................  (a) $13.025           $13.018
                                                              (b) $13.025           $12.993
        Ending AUV..........................................  (a) $13.018           $12.878
                                                              (b) $12.993           $12.795
        Ending Number of AUs................................  (a) 10,725            199,592
                                                              (b) 14,522            178,114
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  Corporate Bond (Inception Date -- 9/30/02)
        Beginning AUV.......................................  (a) $14.394           $14.704
                                                              (b) $14.394           $14.725
        Ending AUV..........................................  (a) $14.704           $16.174
                                                              (b) $14.725           $16.124
        Ending Number of AUs................................  (a) 3,690             169,147
                                                              (b) 1,695             29,139
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              AUV -- Accumulation Unit Value
              AU -- Accumulation Units
              (a) Without election of the enhanced death benefit and EstatePlus.
              (b) With election of the enhanced death benefit and EstatePlus.

                                                                  INCEPTION TO      FISCAL YEAR ENDED
                                                                    12/31/02            12/31/03
                                                                  ------------      -----------------
  Davis Venture Value (Inception Date -- 9/30/02)
        Beginning AUV.......................................  (a) $20.108       $21.460
                                                              (b) $20.108       $21.425
        Ending AUV..........................................  (a) $21.460       $28.069
                                                              (b) $21.425       $27.899
        Ending Number of AUs................................  (a) 16,558        148,924
                                                              (b) 5,061         48,397
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  "Dogs" of Wall Street (Inception Date -- 9/30/02)
        Beginning AUV.......................................  (a) $8.149        $8.902
                                                              (b) $8.149        $8.887
        Ending AUV..........................................  (a) $8.902        $10.500
                                                              (b) $8.887        $10.431
        Ending Number of AUs................................  (a) 2,695         104,430
                                                              (b) 1,182         3,152
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  Emerging Markets (Inception Date -- 9/30/02)
        Beginning AUV.......................................  (a) $5.486        $5.958
                                                              (b) $5.486        $5.951
        Ending AUV..........................................  (a) $5.958        $8.933
                                                              (b) $5.951        $8.879
        Ending Number of AUs................................  (a) 27            11,853
                                                              (b) 676           1,324
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  Federated American Leaders (Inception Date -- 9/30/02)
        Beginning AUV.......................................  (a) $11.895       $12.912
                                                              (b) $11.895       $12.849
        Ending AUV..........................................  (a) $12.912       $16.184
                                                              (b) $12.849       $15.979
        Ending Number of AUs................................  (a) 80            69,514
                                                              (b) 13            7,288
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  Foreign Value (Inception Date -- 9/30/02)
        Beginning AUV.......................................  (a) $8.970        $9.407
                                                              (b) $8.970        $9.387
        Ending AUV..........................................  (a) $9.407        $12.463
                                                              (b) $9.387        $12.382
        Ending Number of AUVs...............................  (a) 22,862        220,157
                                                              (b) 6,640         87,063
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  Global Bond (Inception Date -- 9/30/02)
        Beginning AUV.......................................  (a) $16.095       $16.324
                                                              (b) $16.095       $16.270
        Ending AUV..........................................  (a) $16.324       $16.611
                                                              (b) $16.270       $16.482
        Ending Number of AUs................................  (a) 400           55,290
                                                              (b) 254           5,351
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  Global Equities (Inception Date -- 9/30/02)
        Beginning AUV.......................................  (a) $11.708       $12.546
                                                              (b) $11.708       $12.523
        Ending AUV..........................................  (a) $12.546       $15.584
                                                              (b) $12.523       $15.488
        Ending Number of AUs................................  (a) 221           22,810
                                                              (b) 127           1,950
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  Goldman Sachs Research (Inception Date -- 9/30/02)
        Beginning AUV.......................................  (a) $4.675        $5.058
                                                              (b) $4.675        $5.054
        Ending AUV..........................................  (a) $5.058        $6.224
                                                              (b) $5.054        $6.192
        Ending Number of AUs................................  (a) 2,153         8,495
                                                              (b) 319           460
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  Growth-Income (Inception Date -- 9/30/02)
        Beginning AUV.......................................  (a) $20.102       $20.787
                                                              (b) $20.102       $20.751
        Ending AUV..........................................  (a) $20.787       $25.658
                                                              (b) $20.751       $25.497
        Ending Number of AUs................................  (a) 3,510         15,886
                                                              (b) 3,892         5,990
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  Growth Opportunities (Inception Date -- 9/30/02)
        Beginning AUV.......................................  (a) $3.230        $3.435
                                                              (b) $3.230        $3.426
        Ending AUV..........................................  (a) $3.435        $4.557
                                                              (b) $3.426        $4.492
        Ending Number of AUs................................  (a) 3,018         15,716
                                                              (b) 46            1,328
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              AUV -- Accumulation Unit Value
              AU -- Accumulation Units
              (a) Without election of the enhanced death benefit and EstatePlus.
              (b) With election of the enhanced death benefit and EstatePlus.

                                                                  INCEPTION TO      FISCAL YEAR ENDED
                                                                    12/31/02            12/31/03
                                                                  ------------      -----------------
  High-Yield Bond (Inception Date -- 9/30/02)
        Beginning AUV.......................................  (a) $10.951           $11.586
                                                              (b) $10.951           $11.556
        Ending AUV..........................................  (a) $11.586           $14.978
                                                              (b) $11.556           $14.862
        Ending Number of AUs................................  (a) 714               108,391
                                                              (b) 1,431             43,508
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  International Diversified Equities (Inception
    Date -- 9/30/02)
        Beginning AUV.......................................  (a) $6.995            $7.170
                                                              (b) $6.995            $7.158
        Ending AUV..........................................  (a) $7.170            $9.286
                                                              (b) $7.158            $9.229
        Ending Number of AUs................................  (a) 6,735             148,898
                                                              (b) 6,666             85,430
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  International Growth and Income (Inception
    Date -- 9/30/02)
        Beginning AUV.......................................  (a) $8.000            $8.330
                                                              (b) $8.000            $8.329
        Ending AUV..........................................  (a) $8.330            $11.204
                                                              (b) $8.329            $11.155
        Ending Number of AUs................................  (a) 3,894             81,478
                                                              (b) 3,716             24,616
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  MFS Massachusetts Investors Trust (Inception
    Date -- 9/30/02)
        Beginning AUV.......................................  (a) $14.084           $14.930
                                                              (b) $14.084           $14.903
        Ending AUV..........................................  (a) $14.930           $17.969
                                                              (b) $14.903           $17.857
        Ending Number of AUs................................  (a) 4,255             35,251
                                                              (b) 1,058             11,673
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  MFS Mid-Cap Growth (Inception Date -- 9/30/02)
        Beginning AUV.......................................  (a) $6.525            $6.965
                                                              (b) $6.525            $6.952
        Ending AUV..........................................  (a) $6.965            $9.392
                                                              (b) $6.952            $9.333
        Ending Number of AUs................................  (a) 11,688            150,416
                                                              (b) 3,867             45,327
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  MFS Total Return (Inception Date -- 9/30/02)
        Beginning AUV.......................................  (a) $18.961           $19.853
                                                              (b) $18.961           $19.789
        Ending AUV..........................................  (a) $19.853           $22.797
                                                              (b) $19.789           $22.623
        Ending Number of AUs................................  (a) 9,719             98,897
                                                              (b) 3,411             43,520
-----------------------------------------------------------------------------------------------------
  Putnam Growth: Voyager (Inception Date -- 9/30/02)
        Beginning AUV.......................................  (a) $13.178           $13.785
                                                              (b) $13.178           $13.709
        Ending AUV..........................................  (a) $13.785           $16.795
                                                              (b) $13.709           $16.458
        Ending Number of AUs................................  (a) 930               12,618
                                                              (b) 11                2,309
-----------------------------------------------------------------------------------------------------
  Real Estate (Inception Date -- 9/30/02)
        Beginning AUV.......................................  (a) $11.543           $11.836
                                                              (b) $11.543           $11.827
        Ending AUV..........................................  (a) $11.836           $16.050
                                                              (b) $11.827           $15.963
        Ending Number of AUs................................  (a) 1,002             37,684
                                                              (b) 2,360             7,286
-----------------------------------------------------------------------------------------------------
  Small & Mid Cap Value (Inception Date -- 9/30/02)
        Beginning AUV.......................................  (a) $9.180            $10.122
                                                              (b) $9.180            $10.100
        Ending AUV..........................................  (a) $10.122           $13.588
                                                              (b) $10.100           $13.498
        Ending Number of AUVs...............................  (a) 10,970            170,268
                                                              (b) 11,296            56,714
-----------------------------------------------------------------------------------------------------
  SunAmerica Balanced (Inception Date -- 9/30/02)
        Beginning AUV.......................................  (a) $12.518           $12.509
                                                              (b) $12.518           $12.488
        Ending AUV..........................................  (a) $12.509           $14.149
                                                              (b) $12.488           $14.060
        Ending Number of AUs................................  (a) 1,187             22,990
                                                              (b) 904               1,156
-----------------------------------------------------------------------------------------------------
              AUV -- Accumulation Unit Value
              AU -- Accumulation Units
              (a) Without election of the enhanced death benefit and EstatePlus.
              (b) With election of the enhanced death benefit and EstatePlus.

                                                                  INCEPTION TO      FISCAL YEAR ENDED
                                                                    12/31/02            12/31/03
                                                                  ------------      -----------------
  Technology (Inception Date -- 9/30/02)
        Beginning AUV.......................................  (a) $1.432            $1.716
                                                              (b) $1.432            $1.714
        Ending AUV..........................................  (a) $1.716            $2.544
                                                              (b) $1.714            $2.529
        Ending Number of AUs................................  (a) 41,215            89,460
                                                              (b) 4,246             21,043
-----------------------------------------------------------------------------------------------------
  American Funds Global Growth (Inception Date - 9/30/02)
        Beginning AUV.......................................  (a) $10.000           $10.949
                                                              (b) $10.000           $10.933
        Ending AUV..........................................  (a) $10.949           $14.590
                                                              (b) $10.933           $14.503
        Ending Number of AUs................................  (a) 1,759             110,089
                                                              (b) 5,946             39,615
-----------------------------------------------------------------------------------------------------
  American Funds Growth (Inception Date - 9/30/02)
        Beginning AUV.......................................  (a) $10.000           $10.884
                                                              (b) $10.000           $10.872
        Ending AUV..........................................  (a) $10.884           $14.667
                                                              (b) $10.872           $14.585
        Ending Number of AUs................................  (a) 18,592            257,126
                                                              (b) 15,567            86,419
-----------------------------------------------------------------------------------------------------
  American Funds Growth-Income (Inception Date - 9/30/02)
        Beginning AUV.......................................  (a) $10.000           $10.884
                                                              (b) $10.000           $10.865
        Ending AUV..........................................  (a) $10.884           $14.197
                                                              (b) $10.865           $14.110
        Ending Number of AUs................................  (a) 17,313            354,757
                                                              (b) 19,216            122,079
-----------------------------------------------------------------------------------------------------
  Lord Abbett Growth and Income (Inception Date - 9/30/02)
        Beginning AUV.......................................  (a) $7.486            $8.180
                                                              (b) $7.447            $8.101
        Ending AUV..........................................  (a) $8.180            $10.556
                                                              (b) $8.101            $10.408
        Ending Number of AUVs...............................  (a) 660               84,269
                                                              (b) 1,227             22,532
-----------------------------------------------------------------------------------------------------
  Nations High Yield Bond (Inception Date -- 9/30/02)
        Beginning AUV.......................................  (a) $9.364            $10.162
                                                              (b) $9.348            $10.134
        Ending AUV..........................................  (a) $10.162           $13.134
                                                              (b) $10.134           $13.038
        Ending Number of AUs................................  (a) 4,034             202,591
                                                              (b) 5,945             16,459
-----------------------------------------------------------------------------------------------------
  Nations Marsico Focused Equities (Inception
    Date -- 9/30/02)
        Beginning AUV.......................................  (a) $7.389            $7.184
                                                              (b) $7.383            $7.171
        Ending AUV..........................................  (a) $7.184            $9.418
                                                              (b) $7.171            $9.358
        Ending Number of AUs................................  (a) 11,344            259,474
                                                              (b) 16,480            53,353
-----------------------------------------------------------------------------------------------------
  Van Kampen LIT Comstock (Inception Date -- 9/30/02)
        Beginning AUV.......................................  (a) $7.347            $8.155
                                                              (b) $7.283            $8.075
        Ending AUV..........................................  (a) $8.155            $10.504
                                                              (b) $8.075            $10.354
        Ending Number of AUs................................  (a) 15,234            195,289
                                                              (b) 6,342             42,490
-----------------------------------------------------------------------------------------------------
  Van Kampen LIT Emerging Growth (Inception Date -- 9/30/02)
        Beginning AUV.......................................  (a) $7.223            $6.997
                                                              (b) $7.215            $6.982
        Ending AUV..........................................  (a) $6.997            $8.755
                                                              (b) $6.982            $8.697
        Ending Number of AUs................................  (a) 367               26,989
                                                              (b) 376               3,276
-----------------------------------------------------------------------------------------------------
  Van Kampen LIT Growth and Income (Inception
    Date -- 9/30/02)
        Beginning AUV.......................................  (a) $8.149            $8.791
                                                              (b) $8.204            $8.840
        Ending AUV..........................................  (a) $8.791            $11.056
                                                              (b) $8.840            $11.068
        Ending Number of AUs................................  (a) 15,096            205,358
                                                              (b) 11,770            86,024
-----------------------------------------------------------------------------------------------------
             AUV -- Accumulation Unit Value
             AU -- Accumulation Units
             (a) Without election of the enhanced death benefit and EstatePlus.
             (b) With election of the enhanced death benefit and EstatePlus.

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                  APPENDIX B - MARKET VALUE ADJUSTMENT ("MVA")
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The information in this Appendix applies only if you take money out of a FAGP (with a duration longer than 1 year) before the end of the guarantee period.

We calculate the MVA by doing a comparison between current rates and the rate being credited to you in the FAGP. For the current rate we use a rate being offered by us for a guarantee period that is equal to the time remaining in the FAGP from which you seek withdrawal (rounded up to a full number of years). If we are not currently offering a guarantee period for that period of time, we determine an applicable rate by using a formula to arrive at a number based on the interest rates currently offered for the two closest periods available.

Where the MVA is negative, we first deduct the adjustment from any money remaining in the FAGP. If there is not enough money in the FAGP to meet the negative deduction, we deduct the remainder from your withdrawal. Where the MVA is positive, we add the adjustment to your withdrawal amount. If a withdrawal charge applies, it is deducted before the MVA calculation. The MVA is assessed on the amount withdrawn less any withdrawal charges.

The MVA is computed by multiplying the amount withdrawn, transferred or taken under an income option by the following factor:

                    [(1+I/(1+J+L)](TO THE POWER OF N/12) - 1
  where:

        I is the interest rate you are earning on the money invested in the FAGP;

        J is the interest rate then currently available for the period of time equal to the number of years remaining in the term you initially agreed to leave your money in the FAGP;

        N is the number of full months remaining in the term you initially agreed to leave your money in the FAGP; and

        L is 0.005 (Some states require a different value. Please see your contract.)

We do not assess an MVA against withdrawals from an FAGP under the following circumstances:

     - If a withdrawal is made within 30 days after the end of a guarantee period;

     - If a withdrawal is made to pay contract fees and charges;

     - To pay a death benefit; and

     - Upon beginning an income option, if occurring on the Latest Annuity Date.

EXAMPLES OF THE MVA

    The purpose of the examples below is to show how the MVA adjustments are calculated and may not reflect the Guarantee periods available or Surrender
                    Charges applicable under your contract.

The examples below assume the following:

     (1) You made an initial Purchase Payment of $10,000 and allocated it to a FAGP at a rate of 5%;

     (2) You make a partial withdrawal of $4,000 when 1 1/2 years (18 months) remain in the term you initially agreed to leave your money in the FAGP (N=18);

     (3) You have not made any other transfers, additional Purchase Payments, or withdrawals; and

     (4) Your contract was issued in a state where L = 0.005.

POSITIVE ADJUSTMENT, NO WITHDRAWAL CHARGE APPLIES

Assume that on the date of withdrawal, the interest rate in effect for new Purchase Payments in the 1-year FAGP is 3.5% and the 3-year FAGP is 4.5%. By linear interpolation, the interest rate for the remaining 2 years (1 1/2 years rounded up to the next full year) in the contract is calculated to be 4%. No withdrawal charge is reflected in this example, assuming that the Purchase Payment withdrawn falls within the free look amount.

The MVA factor is = [(1+I/(1+J+0.005)](to the power of N/12) - 1
                  = [(1.05)/(1.04+0.005)](to the power of 18/12) - 1
                  = (1.004785)(to the power of 1.5) - 1
                  = 1.007186 - 1
                  = + 0.007186

The requested withdrawal amount is multiplied by the MVA factor to determine the
MVA:
                         $4,000 X (+0.007186) = +$28.74

$28.74 represents the positive MVA that would be added to the withdrawal.

NEGATIVE ADJUSTMENT, NO WITHDRAWAL CHARGE APPLIES

Assume that on the date of withdrawal, the interest rate in effect for new Purchase Payments in the 1-year FAGP is 5.5% and the 3-year FAGP is 6.5%. By linear interpolation, the interest rate for the remaining 2 years (1 1/2 years rounded up to the next full year) in the contract is calculated to be 6%. No withdrawal charge is reflected in this example, assuming that the Purchase Payment withdrawn falls with the free withdrawal amount.

The MVA factor is = [(1+I/(1+J+0.005)](to the power of N/12) - 1
                  = [(1.05)/(1.06+0.005)](to the power of 18/12) - 1
                  = (0.985915)(to the power of 1.5) - 1
                  = 0.978948 - 1
                  = - 0.021052

The requested withdrawal amount is multiplied by the MVA factor to determine the
MVA:
                         $4,000 X (-0.021052) = -$84.21

$84.21 represents the negative MVA that will be deducted from the money remaining in the 3-year FAGP.

POSITIVE ADJUSTMENT, WITHDRAWAL CHARGE APPLIES

Assume that on the date of withdrawal, the interest rate in effect for new Purchase Payments in the 1-year FAGP is 3.5% and the 3-year FAGP is 4.5%. By linear interpolation, the interest rate for the remaining 2 years (1 1/2 years rounded up to the next full year) in the contract is calculated to be 4%. A withdrawal charge of 6% is reflected in this example, assuming that the Purchase Payment withdrawn exceeds the free withdrawal amount.

The MVA factor is = [(1+I)/(1+J+0.005)](to the power of N/12) - 1
                  = [(1.05)/(1.04+0.005)](to the power of 18/12) - 1
                  = (1.004785)(to the power of 1.5) - 1
                  = 1.007186 - 1
                  = + 0.007186

The requested withdrawal amount, less the withdrawal charge ($4,000 -- 6% = $3,760) is multiplied by the MVA factor to determine the MVA:
                         $3,760 X (+0.007186) = +$27.02

$27.02 represents the positive MVA that would be added to the withdrawal.

NEGATIVE ADJUSTMENT, WITHDRAWAL CHARGE APPLIES

Assume that on the date of withdrawal, the interest rate in effect for new Purchase Payments in the 1-year FAGP is 5.5% and the 3-year FAGP is 6.5%. By linear interpolation, the interest rate for the remaining 2 years (1 1/2 years rounded up to the next full year) in the contract is calculated to be 6%. A withdrawal charge of 6% is reflected in this example, assuming that the Purchase Payment withdrawn exceeds the free withdrawal amount.

The MVA factor is = [(1+I/(1+J+0.005)](to the power of N/12) - 1
                  = [(1.05)/(1.06+0.005)](to the power of 18/12) - 1
                  = (0.985915)(to the power of 1.5) - 1
                  = 0.978948 - 1
                  = - 0.021052

The requested withdrawal amount, less the withdrawal charge ($4,000 -- 6% = $3,760) is multiplied by the MVA factor to determine the MVA:
                         $3,760 X (-0.021052) = -$79.16

$79.16 represents the negative MVA that would be deducted from the withdrawal.

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--------------------------------------------------------------------------------
           APPENDIX C - DEATH BENEFITS FOLLOWING SPOUSAL CONTINUATION
--------------------------------------------------------------------------------
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Capitalized terms used in this Appendix have the same meaning as they have in prospectus.

The term "Continuation Net Purchase Payment" is used frequently to describe the death benefit options payable to the beneficiary of the Continuing Spouse. We define Continuation Net Purchase Payment as Net Purchase Payments made as of the Continuation Date. For the purpose of calculating Continuation Net Purchase Payments, the amount that equals the contract value on the Continuation Date, including the Continuation Contribution is considered a Purchase Payment. If the Continuing Spouse makes no additional Purchase Payments or withdrawal, Continuation Net Purchase Payments equals the contract value on the Continuation Date, including the Continuation Contribution.

The term "withdrawals" as used in describing the death benefit options below is defined as withdrawals and any fees and charges applicable to those withdrawals.

The following details the death benefit options and EstatePlus benefit upon the Continuing Spouse's death:

The death benefit we will pay to the new Beneficiary chosen by the Continuing Spouse varies depending on the death benefit option elected by the original owner of the contract and the age of the Continuing Spouse as of the Continuation Date.

A.  DEATH BENEFIT PAYABLE UPON CONTINUING SPOUSE'S DEATH:

     1. Standard Death Benefit

          If the original owner of the contract elected the standard death benefit (and did not elect an optional death benefit), and the Continuing Spouse is age 82 or younger on the Continuation Date, then upon the death of the Continuing Spouse, the death benefit will be the greater of:

          a. Contract value; or
          b. Contract value on the Continuation Date plus any Continuation Net Purchase Payments received prior to the Continuing Spouse's 86th birthday.

          If the Continuing Spouse is age 83-85, the death benefit will be the greater of:

          a. Contract value; or
          b. the lesser of:

             (1) Contract value on the Continuation Date plus Continuation Net
                 Purchase Payments received prior to the Continuing Spouse's 86th birthday; or

             (2) 125% of the contract value.

     2. Purchase Payment Accumulation Option

          If the original owner of the contract elected Option 1, Purchase Payment Accumulation Option, and the Continuing Spouse is age 74 or younger on the Continuation Date, then upon the death of the Continuing Spouse, the death benefit will be the greatest of:

          a. Contract value; or
          b. Contract value on the Continuation Date plus Continuation Net Purchase Payments, compounded at 3% annual growth rate, to the earlier of the Continuing Spouse's 75th birthday or date of death; reduced for any withdrawals and increased by any Continuation Net Purchase Payments received after the Continuing Spouse's 75th birthday to the earlier of the Continuing Spouse's 86th birthday or date of death; or
          c. Contract value on the seventh contract anniversary (from the issue date of the original owner), reduced for withdrawals since the seventh contract anniversary in the same proportion that the contract value was reduced on the date of such withdrawal, plus any Net Purchase Payments received between the seventh contract anniversary date but prior to the Continuing Spouse's 86th birthday.

          If the Continuing Spouse is age 75-82 on the Continuation Date, then the death benefit will be the greatest of:

          a. Contract value; or
          b. Contract value on the Continuation Date plus any Continuation Net Purchase Payments received prior to the Continuing Spouse's 86th birthday; or
          c. Maximum anniversary value on any contract anniversary that occurred after the Continuation Date, but prior to the Continuing Spouse's 83rd birthday. The anniversary value for any year is equal to the contract value on the applicable contract anniversary date, plus any Purchase Payments received since that anniversary date but prior to the Continuing Spouse's 86th birthday, and reduced for any withdrawals since that contract anniversary in the same proportion that the withdrawal reduced the contract value on the date of withdrawal.

          If the Continuing Spouse is age 83-85 on the Continuation Date, the death benefit will be the Standard Death Benefit and the fee for the Purchase Payment Accumulation or Maximum Anniversary Value options will no longer be deducted.

          If the Continuing Spouse is age 86 or older as of the Continuation Date and the original owner of the contract elected the Purchase Payment Accumulation death benefit, the death benefit will be equal to the contract value.

     3. Maximum Anniversary Value Option

          If the original owner of the contract elected Option 2, Maximum Anniversary Option, and the Continuing Spouse is age 82 or younger on the Continuation Date, then upon the death of the Continuing Spouse, the death benefit will be the greatest of:

          a. Contract value; or
          b. Contract value on the Continuation Date plus Continuation Net Purchase Payments received prior to the Continuing Spouse's 86th birthday; or
          c. Maximum anniversary value on any contract anniversary that occurred after the Continuation Date, but prior to the Continuing Spouse's 83rd birthday. The anniversary value for any year is equal to the contract value on the applicable contract anniversary date after the Continuation Date, plus any Purchase Payments received since that anniversary date but prior to the Continuing Spouse's 86th birthday, and reduced for any withdrawals since that contract anniversary in the same proportion that the withdrawal reduced the contract value on the date of withdrawal.

          If the Continuing Spouse is age 83-85 on the Continuation Date, the death benefit will be the Standard Death Benefit and the fee for the Purchase Payment Accumulation or Maximum Anniversary Value options will no longer be deducted.

          If the Continuing Spouse is age 86 or older at the time of death, under the Maximum Anniversary death benefit, their Beneficiary will receive only the contract value.

Please see the Statement of Additional Information for a description of the death benefit calculations following a Spousal Continuation for contracts issued on or before May 31, 2004.

B. THE ESTATEPLUS BENEFIT PAYABLE UPON CONTINUING SPOUSE'S DEATH:

The EstatePlus benefit may increase the death benefit amount. The EstatePlus benefit is only available if the original owner elected EstatePlus and it has not been terminated. If the Continuing Spouse had earnings in the contract at the time of his/her death, we will add a percentage of those earnings (the "EstatePlus Percentage"), subject to a maximum dollar amount (the "Maximum EstatePlus Percentage"), to the death benefit payable, based on the number of years the Continuing Spouse has held the contract since the Continuation Date. The EstatePlus benefit, if any, is added to the death benefit payable under the Purchase Payment Accumulation or the Maximum Anniversary option.

On the Continuation Date, if the Continuing Spouse is 69 or younger and a Continuation Contribution is added, the table below shows the available EstatePlus benefit:

-------------------------------------------------------------------
 CONTRACT YEAR          ESTATEPLUS                 MAXIMUM
    OF DEATH            PERCENTAGE            ESTATEPLUS AMOUNT
-------------------------------------------------------------------
 Years (0-4)       25% of Earnings         40% of Continuation Net
                                           Purchase Payments
-------------------------------------------------------------------
 Years (5-9)       40% of Earnings         65% of Continuation Net
                                           Purchase Payments*
-------------------------------------------------------------------
 Years (10+)       50% of Earnings         75% of Continuation Net
                                           Purchase Payments*
-------------------------------------------------------------------

On the Continuation Date, if the Continuing Spouse is between your 70th and 81st birthdays and a Continuation Contribution is added, table below shows the available EstatePlus benefit:

-------------------------------------------------------------------
 CONTRACT YEAR          ESTATEPLUS                 MAXIMUM
    OF DEATH            PERCENTAGE            ESTATEPLUS AMOUNT
-------------------------------------------------------------------
 All Contract      25% of Earnings         40% of Continuation Net
   Years                                   Purchase Payments*
-------------------------------------------------------------------

* Purchase Payments received after the 5th anniversary of the Continuation Date must remain in the contract for at least 6 full months to be included as part of the Continuation Net Purchase Payments for the purpose of the Maximum Estate Plus Percentage calculation.

If a Continuation Contribution is not added on the Continuation Date, the Continuing Spouse's age as of the original contract issue date is used to calculate the EstatePlus benefit, if any.

What is the Contract Year of Death?
Contract Year of Death is the number of full 12 month periods starting on the Continuation Date and ending on the Continuing Spouse's date of death.

What is the EstatePlus amount?
We determine the EstatePlus amount based upon a percentage of earnings in the contract at the time of the Continuing Spouse's death. For the purpose of this calculation, earnings are defined as (1) minus (2) where

     (1) equals the contract value on the Continuing Spouse's date of death;

     (2) equals the Continuation Net Purchase Payment(s).

What is the Maximum EstatePlus amount?
The EstatePlus benefit is subject to a maximum dollar amount. The Maximum EstatePlus amount is a percentage of the Continuation Net Purchase Payments.

WE RESERVE THE RIGHT TO MODIFY, SUSPEND OR TERMINATE THE SPOUSAL CONTINUATION PROVISION (IN ITS ENTIRETY OR ANY COMPONENT) AT ANY TIME WITH RESPECT TO PROSPECTIVELY ISSUED CONTRACTS.

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                  APPENDIX D - POLARIS INCOME REWARDS EXAMPLES
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The following examples demonstrate the operation of the Polaris Income Rewards feature:

     EXAMPLE 1:

     Assume you elect Polaris Income Rewards Option 2 and you invest a single Purchase Payment of $100,000. If you make no additional Purchase Payments and no withdrawals, your WBB is $100,000 on the Benefit Availability Date.

     Your SBB equals WBB plus the Step-Up Amount ($100,000 + (20% X $100,000) = $120,000). Your MAWA as of the Benefit Availability Date is 10% of your WBB ($100,000 X 10% = $10,000). The MWP is equal to the SBB divided by the MAWA, which is 12 years ($120,000/$10,000). Therefore, you may take $120,000 in withdrawals of up to $10,000 annually over a minimum of 12 years on or after the Benefit Availability Date.

     EXAMPLE 2 - IMPACT OF WITHDRAWALS PRIOR TO THE BENEFIT AVAILABILITY DATE:

     Assume you elect Polaris Income Rewards Option 2 and you invest a single Purchase Payment of $100,000. You make a withdrawal of $11,000 prior to the Benefit Availability Date. Prior to the withdrawal, your contract value is $110,000. You make no other withdrawals before the Benefit Availability Date. Immediately following the withdrawal, your WBB is recalculated by first determining the proportion by which your contract value was reduced by the withdrawal ($11,000/ $110,000 = 10%). Next, we reduce your WBB by the percentage by which the contract value was reduced by the withdrawal $100,000 ((10% X 100,000) = $90,000). Since the Step-Up Amount is zero because a withdrawal was made prior to the Benefit Availability Date, your SBB on the Benefit Availability Date equals your WBB. Therefore, the SBB also equals $90,000. Your MAWA is 10% of the WBB on the Benefit Availability Date ($90,000). This equals $9,000. Therefore, you may take withdrawals of up to $9,000 annually over a minimum of 10 years ($90,000/ $9,000 = 10).

     EXAMPLE 3 - IMPACT OF WITHDRAWALS LESS THAN OR EQUAL TO MAWA AFTER THE
                 BENEFIT AVAILABILITY DATE:

     Assume you elect Polaris Income Rewards Option 2 and you invest a single Purchase Payment of $100,000. You make a withdrawal of $7,500 during the first year after the Benefit Availability Date. Because the withdrawal is less than or equal to your MAWA ($10,000), your SBB ($120,000) is reduced by the total dollar amount of the withdrawal ($7,500). Your new SBB equals $112,500. Your MAWA remains $10,000. Your new MWP following the withdrawal is equal to the new SBB divided by your current MAWA, ($112,500/$10,000). Therefore, you may take withdrawals of up to $10,000 over a minimum of 11 years and 3 months.

     EXAMPLE 4 - IMPACT OF WITHDRAWALS IN EXCESS OF MAWA AFTER THE BENEFIT
                 AVAILABILITY DATE:

     Assume you elect Polaris Income Rewards Option 2 and you invest a single Purchase Payment of $100,000. Your WBB is $100,000 and your SBB is $120,000. You make a withdrawal of $15,000 during the first year after the Benefit Availability Date. Your contract value is $125,000 at the time of the withdrawal. Because the withdrawal is greater than your MAWA ($10,000), we recalculate your SBB ($120,000) by taking the lesser of two calculations. For the first calculation, we deduct the amount of the withdrawal from the SBB ($120,000 - $15,000 = $105,000). For the second calculation, we deduct the amount of the MAWA from the SBB
     ($120,000 - $10,000 = $110,000). Next, we calculate the excess portion of the withdrawal ($5,000) and determine the proportion by which the contract value was reduced by the excess portion of the withdrawal ($5,000/$125,000= 4%). Finally we reduce $110,000 by that proportion (4%) which equals $105,600. Your SBB is the lesser of these two calculations or $105,000. The MWP following the withdrawal is equal to the MWP at the end of the prior year (12 years) reduced by one year (11 years). Your MAWA is your SBB divided by your MWP ($105,000/11), which equals $9,545.45.

--------------------------------------------------------------------------------

   Please forward a copy (without charge) of the Polaris Choice(II) Variable Annuity Statement of Additional Information to:

              (Please print or type and fill in all information.)

        ------------------------------------------------------------------------
        Name

        ------------------------------------------------------------------------
        Address

        ------------------------------------------------------------------------
        City/State/Zip

Date:                             Signed:
       -------------------------           -------------------------

   Return to: AIG SunAmerica Life Assurance Company, Annuity Service Center, P.O. Box 52499, Los Angeles, California 90054-0299
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